QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Alliant Techsystems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with written preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Paul David Miller	Alliant Techsystems Inc.
Chairman and	600 Second Street N.E.
Chief Executive Officer	Hopkins, MN 55343-8384

June 29, 2001

    It is my pleasure to invite you to attend the eleventh Annual Meeting of Stockholders of ATK (Alliant Techsystems Inc.), which will be held at 2:00 p.m. on Tuesday, August 7, 2001, at our headquarters, 600 Second Street N.E., Hopkins (suburban Minneapolis), Minnesota.

    The proposals to be considered at the meeting are described in the Notice of Annual Meeting and Proxy Statement that accompany this letter. We will also present a report on our business operations, and you will have an opportunity to ask questions.

    Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote your shares by telephone or internet as described in the enclosed proxy card or by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. You may, of course, attend the meeting and vote in person.

    Your Board of Directors recommends that you vote FOR all of the Board's nominees for election as directors, FOR approval to increase the Company's authorized shares of Common Stock by 40,000,000, FOR approval of an amendment to the Company's Amended and Restated 1990 Equity Incentive Plan, FOR approval of an amendment to the Company's Non-Employee Director Restricted Stock Plan, FOR the ratification of the selection of the Company's independent accountants, and AGAINST the stockholder proposal described in the Proxy Statement. Your Board of Directors appreciates your support.

    If you plan to attend the meeting, please let us know. If you vote by returning your proxy card, please complete and return the admission ticket request form printed on the inside back cover of the Proxy Statement. If you are a stockholder of record who votes by telephone or the internet, please indicate your intention to attend the meeting when prompted to do so.

    I look forward to seeing you at the Annual Meeting.

                      Sincerely,

                      Paul David Miller

IMPORTANT REMINDERS

•
YOU WILL BE ADMITTED TO THE MEETING ONLY IF YOU HAVE A TICKET. YOU MAY REQUEST A TICKET BY COMPLETING AND RETURNING THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT. IF YOU ARE A STOCKHOLDER OF RECORD WHO VOTES BY TELEPHONE OR BY INTERNET, YOU MAY INDICATE YOUR INTENTION TO ATTEND THE MEETING WHEN PROMPTED TO DO SO.

•
If you receive more than one proxy card, and all of the proxy cards are accompanied by return envelopes addressed to the same return address, you may return all of your proxy cards in the same envelope. However, if any of the proxy cards you receive are accompanied by return envelopes addressed to different return addresses, be sure to return each proxy card in the envelope that accompanied it.

ii

ALLIANT TECHSYSTEMS INC.
600 Second Street N.E.
Hopkins, MN 55343-8384

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, August 7, 2001, at 2:00 p.m. central time
Place:	Alliant Techsystems Inc. headquarters 600 Second Street N.E. Hopkins (suburban Minneapolis), Minnesota
Proposals to be Voted on:	1.	Election of ten directors.
	2.	Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the authorized common stock.
	3.	Approval of an amendment to the Company's Amended and Restated 1990 Equity Incentive Plan.
	4.	Approval of an amendment to the Company's Non-Employee Director Restricted Stock Plan.
	5.	Ratification of the selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending March 31, 2002.
	6.	A stockholder proposal described in the Proxy Statement, if the proposal is presented at the meeting.
	7.	Any other business properly brought before the meeting.
Record Date:	June 11, 2001
List of Stockholders:
During ordinary business hours on the ten days prior to the date of the meeting, a list of stockholders entitled to vote at the meeting will be available in the Secretary's office at the Company's headquarters for inspection by stockholders for any purpose related to the meeting.
Admission to the Meeting:	You will be admitted to the meeting only if you have a ticket. See the Important Reminders on the previous page for instructions on obtaining a ticket.

                      By Order of the Board of Directors,

                      Perri A. Hite
                      Secretary

June 29, 2001

iii

ALLIANT TECHSYSTEMS INC.
600 Second Street N.E.
Hopkins, MN 55343-8384

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
August 7, 2001

GENERAL INFORMATION

QUESTIONS AND ANSWERS ABOUT VOTING

Q:	What am I voting on?
A:	1.	Election of ten directors currently serving on the Board of Directors.
	2.	An amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized shares of Common Stock by 40,000,000.
	3.	An amendment to the Company's Amended and Restated 1990 Equity Incentive Plan.
	4.	An amendment to the Company's Non-Employee Director Restricted Stock Plan.
	5.	Ratification of the selection of Deloitte & Touche LLP as our independent accountants for the current fiscal year.
	6.	A stockholder proposal that is described later in this Proxy Statement. If the stockholder proposal is not presented at the Annual Meeting, it will not be voted upon.
Q:	Who is soliciting my vote?
A:	Your Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement was prepared by our management for the Board of Directors.
Q:	When was this Proxy Statement mailed?
A:	This Proxy Statement was first mailed to stockholders on or about June 29, 2001.
Q:	What if I did not receive a copy of the Company's Annual Report?
A:
A copy of our Annual Report to stockholders and Form 10-K for our fiscal year ended March 31, 2001, which we call fiscal year 2001, was mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. If you did not receive a copy, please write to us at our executive offices, or call us at (952) 931-6305.
Q:	Who is entitled to vote at the Annual Meeting?
A:	Stockholders can vote their shares of our Common Stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 11, 2001, which was the record date.

Q:	How do I vote my shares without attending the meeting?
A:	You may vote by telephone or the internet or by mail, as explained below:

Voting by telephone or the internet: If you are a stockholder of record, which means that you hold a stock certificate for your shares, you may submit your proxy by following the instructions on your proxy card. If you vote by telephone or the internet, you do not need to return your proxy card.
Voting by mail: You may vote by mail by signing, dating and mailing the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.
Q:	How do I vote if my shares are held by my broker or someone else in street name?
A:	•If you are not a stockholder of record, you will receive voting instructions from the party that holds your shares of record for your account.

•You cannot vote your shares at the Annual Meeting unless you obtain authorization from the party that holds your shares of record for your account. Your voting instructions from the record holder of your shares may contain instructions on how to obtain this authorization.
Q:	How do I vote if my shares are held in an ATK 401(k) plan?
A:
•If you are a participant in one of our 401(k) plans, your proxy card will have a blue stripe on it and will include voting instructions. Whether you vote by mail or by telephone or the internet, you will be instructing the trustee how you wish to vote your shares. The trustee will vote your shares as you instruct.

•If you do not sign and return your proxy card or vote by telephone or the internet by the deadline, the trustee will vote your shares, as well as any shares that have not been allocated to participant accounts, in the same manner and proportion as it votes shares for which it received voting instructions.
•You cannot vote your 401(k) plan shares at the Annual Meeting.
Q:	How do I vote if my shares are held in the ATK Employee Stock Purchase Plan?
A:	If you are a participant in our Employee Stock Purchase Plan, you will receive voting instructions from U.S. Bancorp Piper Jaffray, which holds the shares of record for your account.
Q:	What shall I do if I receive more than one proxy card?
A:	If you receive more than one proxy card, it may be that:
•you hold shares in more than one account—such as individually of record, in one of our 401(k) plans, or in street name through a broker, or
•you have shares that are registered in different variations of your name.

You should vote all of the shares for which you receive a proxy card. See the Important Reminders on the Table of Contents page for instructions on returning proxy cards received with return envelopes addressed to different return addresses. If you vote by telephone or internet, vote once for each proxy card you receive.

Q:	How will my shares be voted if I don't mark my proxy card?
A:
You are encouraged to mark your proxy card indicating how you wish to vote your shares. If you do, your shares will be voted as you instruct, assuming that you properly sign your proxy card and that it is received in time to be voted at the Annual Meeting. If you properly sign and return your proxy card, but you do not indicate how you wish to vote your shares on a proposal, your shares will be voted as follows on that proposal:
•FOR all of the Board's nominees for election as directors (Proposal 1).
•FOR the amendment to the Company's Restated Certificate of Incorporation to increase the authorized Common Stock (Proposal 2).
•FOR the amendment to the Company's Amended and Restated 1990 Equity Incentive Plan (Proposal 3).
•FOR the amendment to the Company's Non-Employee Director Restricted Stock Plan (Proposal 4).
•FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year (Proposal 5).
•AGAINST the stockholder proposal (Proposal 6).
Q:	How can I change my vote?
A:	You can change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:
•signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;
•signing and mailing a new, properly completed proxy card with a later date than your original proxy card;
•voting by telephone or the internet at a later time; or
•attending the Annual Meeting and voting in person.
If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change your vote.
Q:	What constitutes a quorum at the Annual Meeting?
A:
On the record date, there were 14,155,625 shares of our Common Stock outstanding. This does not include 4,341,146 shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have submitted a properly completed proxy card or properly voted by telephone or the internet.

Q:	How will abstentions and broker non-votes affect the quorum and voting?
A:	•If you withhold your vote on the election of directors or abstain from voting on any other proposal, you will still be considered present at the Annual Meeting for purposes of determining a quorum.
•If you withhold your vote from a director nominee, this will reduce the number of votes cast for that nominee.

•If you abstain from voting on one of the other proposals, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal.

•If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a "broker non-vote." Shares affected by broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum because the shares will have been voted on at least one other proposal. Shares affected by broker non-votes will not, however, be considered in determining the vote required to approve the specific proposal on which the shares could not be voted, and will not be deemed to have voted against the proposal.
Q:	What vote is required to approve the proposals?
A:	•If a quorum is present at the Annual Meeting:
•The ten nominees for election as directors who receive the largest number of votes properly cast FOR the directors will be elected directors.

•The proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized Common Stock requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote.
•Each other proposal properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.
Q:	Who will tabulate the votes at the Annual Meeting?
A:	Mellon Investor Services, L.L.C., our transfer agent, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.
Q:	How will the solicitation of proxies be handled?
A:
•Proxies are being solicited primarily by mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.
•We have also retained Mellon Investor Services, L.L.C. to assist in the solicitation of proxies at a fee of $8,500 plus out-of-pocket expenses.
•We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.
•We will pay all other expenses of preparing, printing and mailing the proxy solicitation materials.

OTHER QUESTIONS AND ANSWERS
Q:	What if other business is brought up at the Annual Meeting?
A:
•Your Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. The only stockholder proposal that can be presented at the Annual Meeting is the one included in this Proxy Statement as Proposal 6. No other stockholder has given the timely notice required by our By-Laws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our By-Laws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

•Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this Proxy Statement under the heading "Future Stockholder Proposals."
Q:	What if I want to attend the Annual Meeting?
A:	If you want to attend the Annual Meeting, you must have a ticket. See the Important Reminders on the Table of Contents page for instructions on obtaining a ticket.
Q:	Where are ATK's executive offices located?
A:	Our executive offices are located at 600 Second Street N.E., Hopkins, MN 55343-8384, which is also the location of the Annual Meeting.
Q:	Who are ATK's principal stockholders?
A:	We believe that the stockholder listed in the following table is the only stockholder that beneficially owned more than five percent of our Common Stock on the record date.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Neuberger Berman, Inc. Neuberger Berman, LLC Neuberger Berman Management Inc. Neuberger Berman Genesis Portfolio 605 Third Avenue New York, New York 10158-3698	1,221,667(1)	13.23%

(1)
Beneficial ownership of these shares was reported in a Schedule 13G, dated February 1, 2001. The Schedule 13G reported that (a) Neuberger Berman, LLC has sole voting power as to 474,067 shares, shared voting power as to 744,150 shares, and shared dispositive power as to all 1,221,667 shares; (b) Neuberger Berman Genesis Portfolio, to which Neuberger Berman, LLC serves as sub-advisor, has shared voting power and shared dispositive power as to 744,150 shares; Neuberger Berman, LLC has no economic interest in the shares which are owned by its clients, who have exclusive dispositive and voting power over the shares held in their respective accounts.

    In addition, Fidelity Management Trust Company, the trustee of our 401(k) plans, held 1,097,670 shares (7.75%) of our Common Stock for the participants in the plans. However, the trustee has no power to dispose of these shares, except in connection with the distribution of shares to plan participants and the sale of shares to fund withdrawals by, or loans to, plan participants. The trustee must vote shares allocated to the accounts of plan participants as directed by participants. The trustee must vote unallocated shares and shares for which no participant direction is received in the same manner and proportion as it votes shares for which it receives directions from plan participants. As a result, the trustee disclaims beneficial ownership of the shares of Common Stock held by it in its capacity as trustee of the plans. During fiscal year 2001, ATK paid fees of approximately $3,517,185 to Fidelity Management Trust Company and its affiliates. These fees were for record keeping and for health and welfare administration, trustee services provided by them to our 401(k) plans, and for services provided by them in connection with the transfer to them of the administration of our Pension and Retirement Plan.

Q:
How many shares of Company Common Stock do ATK's directors and executive officers own?

A:
The following table shows the number of shares of our Common Stock beneficially owned on May 31, 2001 by our directors and each executive officer named in the Summary Compensation Table included later in this Proxy Statement. The table also shows the number of shares of Common Stock beneficially owned by all directors and executive officers as a group.

Name/Group	Shares Owned Directly or Indirectly(1)	Exercisable Stock Option Shares(2)	Total Shares Beneficially Owned	Percent of Shares Outstanding(3)
Frances D. Cook	2,170	-0-	2,170	*
Gilbert F. Decker	4,550	-0-	4,550	*
Thomas L. Gossage	6,000	-0-	6,000	*
Jonathan G. Guss	6,300	-0-	6,300	*
David E. Jeremiah	6,600	-0-	6,600	*
Joseph F. Mazzella	7,500	-0-	7,500	*
Scott S. Meyers	33,088	83,500	116,588	*
Paul David Miller	21,404	203,750	225,154	1.57%
Robert W. RisCassi	1,800	-0-	1,800	*
Paul A. Ross	15,332	22,500	37,832	*
Michael T. Smith	4,500	-0-	4,500	*
Nicholas G. Vlahakis	5,205	27,096	32,301	*
Daryl L. Zimmer	954	41,250	42,204	*
All directors and executive officers as a group(21 persons)	136,648	437,962	574,610	3.94%

*
Less than 1%.

(1)
Includes shares of restricted Common Stock. Restricted stock held by directors is discussed in the section entitled "Non-Employee Director Restricted Stock Plan" under the heading "Compensation of Directors" later in this Proxy Statement. Restricted stock held by executive officers is discussed in footnote (3) to the Summary Compensation Table later in this Proxy Statement. Includes shares allocated, as of April 30, 2001, to the accounts of executive officers under one of our 401(k) plans. Includes shares allocated, as of March 31, 2001, to the accounts of executive officers who participate in our 1997 Employee Stock Purchase Plan. Excludes phantom Common Stock units credited to the accounts of individuals who participate in either our Deferred Fee Plan for Non-Employee Directors (described under the heading "Compensation of Directors" later in this Proxy Statement) or our Management Deferred Compensation Plan (described under the heading "Other Plans And Agreements With Executive Officers" later in this Proxy Statement), which units are payable solely in cash.

(2)
Shares covered by stock options exercisable on May 31, 2001, or within 60 days thereafter.

(3)
Assumes issuance of the Exercisable Stock Option Shares held by the person or group.

PROPOSAL 1

ELECTION OF DIRECTORS

GENERAL INFORMATION

    Our Certificate of Incorporation permits your Board of Directors to determine the number of directors, which cannot be less than three. The Board currently consists of ten directors, all of whom were elected by the stockholders at the 2000 annual meeting of stockholders. Gaynor N. Kelley, who served on the Board of Directors for six years, will not stand for reelection at the Annual Meeting in compliance with the Company's corporate governance policy regarding mandatory director retirement age.

NOMINEES FOR ELECTION AS DIRECTORS

    Your Board of Directors has nominated for election as directors the nominees listed below, all of whom are currently directors. Each of these nominees was recommended by the Board's Nominating and Governance Committee and has agreed to serve, if elected. Although we don't know of any reason why any of these nominees might become unavailable for election, if that should happen, the Board may propose a substitute nominee. Shares represented by proxies may be voted for the substitute designated by the Board, unless a contrary instruction is indicated in the proxy.

    The directors elected will serve on the Board until their successors are elected, which should occur at the next annual meeting. Their Board service could end earlier if they should die, resign, retire, or be removed from office.

    The list of nominees below includes information about their present principal occupations, recent business experience, and directorships in other companies.

    Your Board of Directors recommends a vote FOR the election as directors of all of the nominees listed below.

Frances D. Cook, 55; director since January 2000
•	International business consultant since May 1999.
•	Ambassador to the Sultanate of Oman from 1995-1999.
•	Deputy Assistant Secretary of State, Political-Military Affairs from 1993-1995.
•	Ambassador to the Republic of Cameroon from 1989-1993.
•	Country Director for West Africa, Department of State from 1987-1989.
•	Deputy Assistant Secretary of State for Refugee Affairs from 1986-1987.
•	Consul General, Alexandria, Egypt from 1983-1986.
•	Ambassador to the Republic of Burundi from 1980-1983.
•	Other directorships: ORYX Natural Resources.
•	Other activities: Senior Fellow, Center for Naval Analyses (CNA); Member of Council on Foreign Relations; the Harvard Club of NYC; the Army-Navy Club (Washington, D.C.); and The Washington Institute for Foreign Affairs, Phi Beta Kappa.

Gilbert F. Decker, age 64; director since December 1997
•	Executive Vice President, Operations of Walt Disney Imagineering (a provider of master planning, real estate development, attraction and show design, engineering and production support, project management and other development services to The Walt Disney Company) since April 1999.
•	Private consultant to electronics and aerospace companies from May 1997 to April 1999. Also held Chief Executive Officer positions with Xeruca Holding, Incorporated, and Penn Central Federal Systems Company.
•	Assistant Secretary of the Army-Research, Development and Acquisition from April 1994 to May 1997.
•	Other directorships: Anteon Corporation, Firearms Training Systems, Inc., MRJ Technology Solutions, Inc. and MP, Incorporated.
•	Other activities: Member of the National Advisory Committee to the Whiting School of Engineering of Johns Hopkins University and the Board on Army Science and Technology of the National Academy of Science.

Thomas L. Gossage, age 67; director since March 1995
•	Chairman of the Board of Hercules Incorporated (a producer of specialty chemicals and related products) since June 2001
•	Retired in January 1997 from Hercules, where he served as a director from 1989 until his retirement.
•	Chairman of the Board of Hercules from January 1991 to January 1997.
•	Chief Executive Officer of Hercules from January 1991 to August 1996.
•	President of Hercules from June 1992 to October 1995.
•	Other directorships: The Dial Corporation and Fluor Corporation.

Jonathan G. Guss, age 42; director since August 1994
•	Director and Chief Executive Officer of Bogen Communications International, Inc. (a producer of sound processing equipment and telecommunications peripherals) since December 1997.
•	Principal and President of Active Management Group, Inc., a firm that provides turnaround management services since May 1990.
•	Principal and Chief Executive Officer of EK Management Corp., the general partner of EK Associates, L.P., a limited partnership engaged in providing goods and services to the baking industry since August 1992.

Admiral David E. Jeremiah, USN (Ret.), age 67; director since April 1995
•	Partner and President of Technology Strategies & Alliances Corporation (a strategic advisory and investment banking firm engaged primarily in the aerospace, defense, telecommunications and electronics industries) since October 1994. He retired from military service in February 1994 after a 39-year career.
•	Vice Chairman, Joint Chiefs of Staff from 1990 to 1994.
•	Commander in Chief of the United States Pacific Fleet from 1987 to 1990.
•	Other directorships: GEOBIOTICS, LLC and Getronics Government Solutions LLC.
•	Other activities: Director of the National Committee on U.S.-China Relations, and a member of ManTech International Advisory Board, Northrop Grumman Corporation (Integrated Systems sector) Board of Visitors, the Board of Trustees for MITRE Corporation, and Jewish Institute for National Security Affairs Board of Advisors.

Joseph F. Mazzella, age 48; director since August 1994
•	Partner, law firm of Nutter, McLennen & Fish LLP, Boston, MA, since March 2000.
•	Partner, Lane Altman & Owens, Boston, MA, from 1980 to March 2000.
•	Other directorships: Insurance Auto Auctions, Inc., where he serves as its Chairman of the Board, and Inforonics, Inc.

Scott S. Meyers, age 47; director since May 2000
•	President of the Company since January 2001.
•	Executive Vice President of the Company from May 2000 to January 2001.
•	Chief Financial Officer of the Company from March 1996 to January 2001.
•	Executive Vice President and Chief Financial Officer of Magnavox Electronic Systems Company from January 1990 to March 1996.
•	Other directorships: Photo Control Corporation and the Minnesota Zoo.

Admiral Paul David Miller, USN (Ret.), age 59; director since January 1999
•	Chairman of the Board and Chief Executive Officer of the Company since January 1999.
•	President of the Company from March 2000 to January 2001.
•	President of Sperry Marine Inc. (a manufacturer of marine navigation and control systems) from November 1994 to January 1999.
•	Vice President of Litton Industries, Inc. (which acquired Sperry Marine Inc. in May 1996) from September 1997 to January 1999.
•	Prior to his retirement from the U.S. Navy in November 1994 following a 30-year career, he was Commander-in-Chief, U.S. Atlantic Command, one of five U.S. theater commands, and served concurrently as NATO Supreme Allied Commander-Atlantic.
•	Other directorships: Sun Trust Bank, mid-Atlantic.

Robert W. RisCassi, age 65; director since March 2000
•	Vice President of L-3 Communications Corporation (a leading merchant supplier of secure communications systems and products, avionics and ocean products, microwave components and telemetry, and space and wireless products) since March 1997.
•	From April 1996 until April 1997, he was Vice President of Land Systems for Lockheed Martin C3I and Systems Integration sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993.
•	Prior to his retirement from the U.S. Army in August 1993 following a 35-year career, he was Commander-in-Chief of the United Nations Command, ROK/U.S. Combined Forces Command, U.S. Forces Korea and Eighth U.S. Army. He served as the Vice Chief of Staff, U.S. Army from 1988-1990.

Michael T. Smith, age 57; director since December 1997
•	From October 1997 to May 2001, he was Chairman and Chief Executive Officer of Hughes Electronics Corporation.
•	Vice Chairman of Hughes Electronics Corporation from 1992 to October 1997.
•	Other directorships: Chairman and director of PanAmSat Corporation, an affiliate of Hughes Electronics Corporation, Teledyne Technologies Corporation, and Ingram Micro Corporation.
•	Other activities: Trustee of the Keck Graduate Institute of Applied Life Sciences and of Providence College.

INFORMATION ABOUT THE COMMITTEES OF THE BOARD OF DIRECTORS
AND THE MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Standing Committees and Meetings of the Board and its Committees

    Your Board of Directors has established the following standing committees: Audit, Executive/Finance, Nominating and Governance, and Personnel and Compensation. Membership on the Audit, Nominating and Governance, and Personnel and Compensation Committees consists entirely of non-employee directors.

    The membership of the committees, the name of each committee's chair, and the numbers of meetings held by the Board and each of the committees during fiscal year 2001 are summarized in the following table:

	Board of Directors		Executive/ Finance	Nominating and Governance	Personnel and Compensation
Audit
Frances D. Cook	X		X	X
Gilbert F. Decker	X	X		X
Thomas L. Gossage	X	X			X
Jonathan G. Guss	X		X	X
David E. Jeremiah	X	X			X
Gaynor N. Kelley	X	X			X
Joseph F. Mazzella	X		X	X
Scott S. Meyers	X		X
Paul David Miller	X		X
Robert W. RisCassi	X	X		X
Michael T. Smith	X		X		X
Committee chair		Mr. Gossage	Adm. Miller	Mr. RisCassi	Mr. Kelley
Number of meetings(1)	8	3	3	4	6

(1)
The Board of Directors and the Personnel and Compensation Committee also acted on occasion by unanimous written consent.

    Each director attended at least 80% of the aggregate number of meetings of the Board and the committees on which the director served.

Duties of the Committees

Audit Committee

  •
  Recommends to the Board the independent public accountants to be selected to audit our annual financial statements, and approves any special assignments given to these accountants.

  •
  Reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses.

  •
  Reviews possible violations of our business ethics and conduct and conflicts of interest policies.

  •
  Reviews any major accounting changes made or contemplated.

  •
  Reviews the effectiveness and efficiency of our internal audit staff.

Executive/Finance Committee

    Exercises all powers and authority of the Board, except those powers specifically reserved to the Board by Delaware law or our Certificate of Incorporation or By-Laws. Reviews and makes recommendations to the Board regarding dividends, financial policies and procedures, and various financial transactions.

Nominating and Governance Committee

  •
  Identifies and evaluates individuals who might qualify as candidates for election to the Board.

  •
  Makes recommendations to the Board to fill vacancies or new positions on the Board.

  •
  Recommends to the Board the slate of nominees for election as directors at the annual meeting of stockholders.

  •
  Makes recommendations regarding the size and composition of the Board and its committees.

  •
  Evaluates the performance of the Board as a whole.

  •
  Recommends for election by the Board any non-incumbent Chief Executive Officer, Chief Financial Officer or Chief Operating Officer.

  •
  Recommends corporate governance principles and assesses compliance with those principles.

    If you wish to recommend a person to the Nominating and Governance Committee for consideration as a candidate for election as a director at an annual meeting of stockholders, you should send your recommendation to our executive offices, c/o the Corporate Secretary, at least 120 days prior to the annual meeting. Your recommendation must be accompanied by information concerning the person's qualifications, and the written consent of the person to be nominated, if selected as a nominee by the Board of Directors, and to serve on the Board if elected. The Board has the sole discretion to select director nominees. Information regarding the requirements for nominating a person for election as a director at an annual meeting of stockholders can be found near the end of this Proxy Statement under the heading "Future Stockholder Proposals".

Personnel and Compensation Committee

  •
  Approves salary actions pertaining to top management, subject to the Board's approval in the case of the Chief Executive Officer's compensation.

  •
  Administers and grants awards under our executive compensation plans.

  •
  Approves executive compensation actions and plans and other benefit programs that are not required by law or regulation to be approved by the Board.

  •
  Sets annual incentive targets.

  •
  Recommends officers (other than any non-incumbent Chief Executive Officer, Chief Financial Officer and Chief Operating Officer) for election by the Board.

  •
  Reviews and assesses the performance and capability of key management, with a view towards assuring adequate and qualified backups.

  •
  Submits the report on executive compensation included in this Proxy Statement.

COMPENSATION OF DIRECTORS

Summary Compensation Information

    Only non-employee directors receive compensation for service on the Board of Directors. Their compensation is summarized in the following table.

Compensation Feature	Dollar Amount	Number of Shares
Annual retainer	$20,000
Meeting attendance fees:
Board of Directors	1,000
Committees:
Chair	1,000
Other members	750
Per diem payments	1,000
Annual restricted stock award		600

The annual retainer is paid in quarterly installments. Per diem payments (and reimbursement of related expenses) are made for any day on which our Chief Executive Officer believes that a non-employee director has committed a significant part of the day (outside of normal Board or Board committee service) to business issues beyond the normal scope of the director's responsibilities as a director. During fiscal year 2001, no director received any per diem payment.

Director Compensation Plans and Arrangements

Deferred Fee Plan for Non-Employee Directors

    This plan permits a director to defer receipt of all or part of the director's cash fees. A director can elect to have deferred amounts either credited in cash to a "cash account," or in Common Stock equivalents, called units, to a "share account" (based upon the market value of our Common Stock). Cash accounts are credited with interest quarterly at our one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on our Common Stock. Payment of deferred amounts is made following the director's termination of Board service. Deferred amounts are always paid in cash, based upon the market value of our Common Stock in the case of share accounts. A director may elect to receive these payments either in a lump sum or in up to ten annual installments.

    Currently, three directors participate in this plan. The following table summarizes how they currently have their deferred fees credited, and how many phantom Common Stock units were credited to their share accounts as of March 31, 2001.

Name	Annual Retainer	Meeting Fees	Units as of March 31, 2001
Gilbert F. Decker	Cash account-25%	Cash account-25%	N/A
	Share account-75%	Share account-75%	1,086.26
Robert W. RisCassi	Share account-100%	Share account-100%	697.8035
Michael T. Smith	Share account-100%	Share account-100%	2,096.2774

Non-Employee Director Restricted Stock Plan

    Under this plan, each non-employee director receives automatic periodic awards of restricted Common Stock—600 shares upon first being elected to the Board of Directors and 600 shares upon reelection at each subsequent annual meeting of stockholders. Common Stock issued under this plan entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period starting on the award date and ending on the earliest to occur of the following:

  •
  the director retires from the Board in compliance with the Board's retirement policy as then in effect;

  •
  the director's service on the Board terminates as a result of the director's not being nominated for reelection by the Board, but not as a result of the director's declining to serve again;

  •
  the director's service on the Board terminates because the director, although nominated for reelection by the Board, is not reelected by the stockholders;

  •
  the director's service on the Board terminates because of:

    •
    the director's resignation at the request of the Nominating and Governance Committee of the Board;

    •
    the director's removal by action of the stockholders; or

    •
    the sale, merger or consolidation of, or a similar extraordinary transaction involving, the Company;

  •
  the director becomes unable to serve because of disabilities;

  •
  the director dies; or

  •
  the third or any subsequent anniversary of the award date if the director, at least one year prior to that anniversary, elects to end the restricted period on that anniversary.

    If a director leaves the Board for any other reason prior to the expiration of the restricted period, the director forfeits all rights in shares for which the restricted period has not expired.

    Shares of restricted stock awarded under a similar predecessor plan are subject to similar restrictions. The restricted period on these shares will expire either on a specific date previously selected by the director, or on a future date designated by the director at least two years in advance of the designated date.

    The following table summarizes how many shares of our Common Stock each non-employee director holds that are still subject to the restrictions of the above plans:

Name	Number of Shares
Frances D. Cook	1,800
Gilbert F. Decker	3,850
Thomas L. Gossage	6,000
Jonathan G. Guss	6,000
David E. Jeremiah	6,000
Joseph F. Mazzella	6,000
Robert W. RisCassi	1,800
Michael T. Smith	3,600

    The shares listed in the above table are included in the director and executive officer stock ownership table shown earlier in this Proxy Statement as being owned directly by each director.

Expense Reimbursement

    Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Indemnification Agreements

    We currently have indemnification agreements with our directors. These agreements require us to:

  •
  indemnify the directors to the fullest extent permitted by law;

  •
  advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

  •
  indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements; and

  •
  cover directors under our directors' and officers' liability insurance.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

    In May 1996, the Board established a non-employee director stock ownership guideline of 3,500 shares to be achieved in five years following election to the Board. The Nominating and Governance Committee of the Board is expected to:

  •
  review the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of nominees for election as directors at the annual meeting of stockholders; and

  •
  take into consideration compliance with the stock ownership guideline, including extenuating circumstances in cases of noncompliance, when recommending the nomination for reelection of incumbent directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Information regarding certain relationships and related transactions between the Company and its directors, executive officers and entities in which directors have an affiliation or interest is included later in this Proxy Statement in the sections entitled "Compensation Committee Interlocks and Insider Participation" and "Other Plans and Agreements with Executive Officers" under the heading "Executive Compensation".

EXECUTIVE COMPENSATION

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE
OF THE BOARD ON EXECUTIVE COMPENSATION

    We, as the Personnel and Compensation Committee of the Board, have overall responsibility for compensation actions affecting the Company's executive officers. Our responsibilities include:

  •
  approving base salaries;

  •
  setting incentive targets;

  •
  administering all executive compensation plans; and

  •
  granting awards to executive officers thereunder.

    Our duties are described more fully earlier in this Proxy Statement in the section entitled "Duties of the Committees" under the heading "Information About the Committees of the Board of Directors and the Meetings of the Board of Directors and its Committees". All of us are directors who are neither current nor former employees of the Company.

Compensation Philosophy

General

    The goal of the Company's executive compensation program is to encourage and reward individual and Company performance. The program has been designed to recognize individual and business unit accountability and achievement, and to link executive compensation to the Company's performance, and increasing stockholder value.

    The components of the program are:

  •
  base salary;

  •
  annual incentive compensation; and

  •
  long-term incentive compensation.

Compensation Surveys

    In order to help establish competitive executive compensation benefits, we consider the comparable practices of companies participating in two nationally known compensation surveys. The companies participating in these surveys represent both the aerospace and defense industry and other industries. The results of these surveys are adjusted to reflect the Company's revenue size, so that the comparisons are made to the practices of employers of a similar size.

    The target compensation levels for the Company's executives are set at the median level of those survey participants used for comparative purposes. The compensation of individual executives varies above or below the median market level, depending upon the executive's overall accountabilities, individual performance and the Company's performance.

    During fiscal year 2001, we contracted with an independent executive compensation consulting firm to study the competitiveness of our senior executive positions. The firm reported that overall compensation levels were competitive.

Performance Accountability System

    The assessment of the performance of individual executives emphasizes objective achievements under a Performance Accountability System. Results-based accountabilities are established for each executive. Each executive's accountabilities are established annually.

    The executive's performance against these accountabilities determines the executive's base salary adjustments and annual incentive payments. The process for measuring individual performance against these accountabilities is as objective as possible, but may involve subjective assessments. The relative importance of each individual's accountabilities varies, so no weighting can be assigned that applies in all cases.

Executive Compensation Program Components

Base Salaries

    Base salaries are intended to provide a foundation for attracting and retaining key employees. Base salaries vary based upon position, responsibility and individual performance. As a result, the base salary component of executive compensation is the least variable with Company performance. Base salaries of executive officers are reviewed annually during the first quarter of the fiscal year. Whether an executive receives a base salary increase depends upon many factors, such as:

  •
  the results of the compensation surveys mentioned earlier;

  •
  individual performance against established accountabilities; and

  •
  business circumstances.

Fiscal Year 2001 Base Salary Increases

    All of the current Named Executive Officers listed in the Summary Compensation Table following this report, except Paul David Miller, received a base salary increase during fiscal year 2001. Admiral Miller's current base salary was established when he joined the Company in January 1999. Information regarding Admiral Miller's compensation arrangement is included later in this Proxy Statement in the section entitled "Employment Agreement" under the heading "Other Plans and Agreements with Executive Officers".

Annual Incentive Compensation

    All executive officers participate in the Company's Management Compensation Plan. This plan provides the opportunity for annual cash and stock incentive compensation. The goal of this plan is to motivate executives to a high level of performance by making a significant portion of their annual compensation contingent upon:

  •
  individual achievement;

  •
  Company performance; and

  •
  business unit performance.

    Each fiscal year we approve:

  •
  the total number of eligible plan participants;

  •
  the total target incentive fund for all participants; and

  •
  the individual target incentive amounts for executive officers.

    Participants are advised of their individual target incentive amounts at the start of the fiscal year. The individual target incentive amounts are added together to determine the total incentive fund for the organizational units where the individuals work. These organizational units include the Company's subsidiary business units, groups and the corporate staff.

    An organization weighting structure is used to determine how each organizational unit's incentive will be affected by overall Company performance and the performance of the unit and/or subunit. For example:

  •
  the corporate staff incentive fund is determined based 100% upon overall Company performance; and

  •
  each business unit's incentive fund is determined based upon the combination of overall Company performance (at least 10%) and the performance of the business unit and/or subunit (50% to 80%).

    Each organizational unit's earned incentive fund is calculated separately after the end of the fiscal year. The amount of the fund can range from zero to 200% of its target incentive fund, depending upon overall Company, business unit and/or subunit performance, whichever is applicable. We have the ability to increase a fund to 300% of its target.

    Earned incentive funds are divided among participants based 25% upon their relative individual performance and 75% upon their organizational unit's performance. The maximum incentive payable to an individual participant is 300% of the individual's target incentive.

    The Committee must approve incentive awards to executive officers. We consider the Chief Executive Officer's assessment of the individual performance of executive officers. To further the goal of creating a strong and direct link between the compensation of key employees and shareholder value, we encourage executive officers to convert a portion of their annual incentive payment to stock. This can be done either in the form of Common Stock shares or deferred stock units (for those participants in the Management Deferred Compensation Plan). To encourage the conversion of their annual incentive payment to stock, the amount of incentive to be converted is divided by 85% of the Company's Common Stock price as of the date the incentive payment is approved.

    The Chief Executive Officer's incentive target is established separately and any incentive payment is based upon:

  •
  the Company's performance against the goals established for participants in the Management Compensation Plan; and

  •
  our subjective assessment as to the quality and impact of the Chief Executive Officer's leadership and performance against established accountabilities.

Fiscal Year 2001 Annual Incentive Compensation

    Approximately 110 employees participated in the Management Compensation Plan for fiscal year 2001. The fiscal year 2001 goals were as follows:

Organizational Unit	Weighting
Company as a whole:
EPS	one-third
Cash flow	one-third
Sales	one-third
Business units:
EBIT (earnings before interest and taxes)	one-third
Cash flow	one-third
Sales	one-third

    Earnings (represented by EPS and EBIT) was selected as one of the performance goals because we believe that:

  •
  stockholders view earnings as an important measure of performance;

  •
  earnings are an important factor in assuring that the Company complies with the financial covenants under its loan agreements;

  •
  earnings are a strong indicator of Company health; and

  •
  earnings are a historically used measure that is easily communicated to and understood by participants.

    Cash flow was selected as a performance goal because of the importance of generating and managing cash to fund the Company's business activities. To further stress the importance of cash flow, we added an additional incentive amount that could be earned to the extent that quarterly year-to-date cash flow goals are met.

    Sales was selected as a performance goal to encourage growth.

    The EPS, EBIT, cash flow and sales goals were based upon the Company's internal operating plan.

    For fiscal year 2001, we approved incentive payments to all current Named Executive Officers that were above target. The amount by which these payments exceeded their target amount depended upon the extent to which the Company and each Business Group exceeded its goals.

    The Company's compensation arrangement for fiscal year 2001 with its Chief Executive Officer, Paul David Miller, established a target annual incentive of $400,000. We approved an incentive payment based upon the above-target percentage paid to other corporate executives.

Long-Term Incentive Compensation

    The goal of long-term incentive compensation is to:

  •
  encourage long-term Company performance;

  •
  link stockholder value creation and management compensation; and

  •
  encourage executive retention.

    Long-term incentive compensation is provided to executive officers under the Company's 1990 Equity Incentive Plan, principally through a combination of annual grants of market price stock options and periodic performance share grants. The terms of each grant are determined by us at the time the grant is awarded, subject to the provisions of the plan. We believe that both types of grants serve as an effective means to encourage retention of key executives. Certain executives participate in a Cash Value Added (CVA) long-term incentive in lieu of performance shares.

Stock Options

    We believe that stock options are an appropriate means of long-term incentive compensation because they provide value only when the Company's stockholders benefit from stock price appreciation.

    During fiscal year 2001, stock options were granted to all current executive officers. The terms of these grants are summarized following the table labeled "Option Grants in Last Fiscal Year" later in this Proxy Statement.

Performance Shares

    We believe that performance shares are an appropriate means of long-term incentive compensation because they provide an effective incentive to achieve predetermined long-term performance goals.

    During fiscal year 2001, performance shares were granted to three of the Named Executive Officers. The terms of the grants to Named Executive Officers listed in the Summary Compensation Table following this report are summarized following the table labeled "Long-Term Incentive Plans—Awards in Last Fiscal Year" later in this Proxy Statement.

Cash Value Added (or CVA)

    CVA is an incentive for our operations leadership to maximize the long-term value added of each subsidiary company, and for corporate and group staff leadership to maximize the value of their portfolio of businesses. Each year any incentive earned for CVA is banked. After three years, one-third of the CVA bank is paid out annually. The annual CVA accrual can be positive or negative and can range from -100% to +300% of target. The CVA bank is subject to forfeiture in the event of resignation (other than retirement). Employees who participate in the CVA program are not granted performance shares.

    Messrs. Ross and Vlahakis participated in the long-term CVA incentive program and did not receive performance shares in fiscal year 2001. Their incentive targets were $180,000 and $130,000, respectively. For fiscal year 2001, Mr. Ross accrued 252% for Aerospace CVA and Mr. Vlahakis accrued 165% for Conventional Munitions CVA.

Award Considerations

    The target long-term incentive grant amount for each executive officer's award of stock options and, where applicable, performance shares or CVA were based upon competitive long-term incentive values, as determined by our survey of similar sized companies. The size of these grants was determined without regard to the amount and terms of stock options already held by the grant recipients.

    The extent to which an executive officer retains Common Stock acquired through annual and long-term incentive compensation awards will be a factor in determining the extent of the officer's participation in future long-term incentive compensation awards. The weight given to this factor is in our sole subjective judgment. We consider the reasons for an executive officer's sale of any of this Common Stock.

Stock Ownership Guidelines

    The Company has established Common Stock ownership guidelines for executive officers. We believe that these guidelines will advance our goal of aligning the interests of the Company's executive officers with those of the Company's stockholders. The guidelines establish target levels of Common Stock ownership that are a function of each officer's base salary, as follows:

Position	Guideline— Stock Having a Market Value Equal To:
Chief Executive Officer	4 times base salary
President	3 times base salary
Chief Financial Officer, and all Group Vice Presidents	2 times base salary
All other executive officers	1 times base salary

    The failure of an executive officer to achieve target ownership will be a factor when we consider future long-term incentive awards to that officer.

Limit on Tax Deductibility

    Section 162(m) of the Internal Revenue Code places a cap of $1 million on the amount the Company can deduct for any tax year for compensation to any person who is the Chief Executive Officer or one of the four other highest compensated officers as of the end of the tax year.

    We design stock option grants so that they qualify for an exemption from the deductibility cap. Other long-term incentive awards may not qualify for exemption from the deductibility cap.

    Annual incentive compensation payable under the Management Compensation Plan for fiscal year 2001 did not qualify for exemption from the deductibility cap because it involved the flexibility to make subjective determinations regarding the recipients and amounts of payments. We believe it is important to be able to evaluate the performance of the Company's executive officers on important subjective performance measures. We will continue to review, as circumstances change, the effects of the Section 162(m) limit on the deductibility of amounts paid under the Company's compensation programs.

    Personnel and Compensation Committee

Gaynor N. Kelley, Chair
Thomas L. Gossage
David E. Jeremiah
Michael T. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Personnel and Compensation Committee is either a current or former employee of ours. There are no compensation committee interlocks, which means that none of our executive officers serves as a member of the board of directors or compensation committee of another entity that has an executive officer serving on our Board of Directors or its Personnel and Compensation Committee.

    During fiscal year 2001, we had no transactions with directors or entities in which the directors have an affiliation or interest.

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table shows summary compensation information for some of our executive officers, who are called "Named Executive Officers." The compensation information is shown for the last three fiscal years. The Named Executive Officers are:

  •
  anyone who served as our Chief Executive Officer at any time during fiscal year 2001; and

  •
  the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2001.

						Long-Term Compensation
		Annual Compensation(1)				Awards		Payouts
Name and Principal Position	Year(2)	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards(3) ($)	Securities Underlying Options(4) (#)	Payouts LTIP Payouts(5) ($)	All Other Compensation(6) ($)
Paul David Miller Chairman of the Board and Chief Executive Officer	FY01 FY00 FY99	$600,000 600,000 150,000	$813,333 800,000 161,000	$77,573 24,645 -0-	(7)	$1,232,500 -0- 1,071,688	40,000 112,500 225,000	$178,490 -0- -0-	$5,100 35,523 5,200
Scott S. Meyers President	FY01 FY00 FY99	$308,334 272,504 258,338	$384,300 302,000 193,200	$33,031 6,384 6,384	(7)	$1,035,000 -0- -0-	20,000 75,000 6,750	$136,304 149,600 -0-	$5,680 23,463 21,990
Paul A. Ross Senior Group Vice President—Aerospace	FY01 FY00 FY99	$291,668 246,672 224,992	$378,000 275,000 188,300	$24,900 5,893 7,633	(7)	$138,000 -0- 564,844	10,000 21,000 6,000	$102,128 -0- -0-	$459,855 12,078 14,054
Nicholas G. Vlahakis Group Vice President—Defense	FY01 FY00 FY99	$253,335 216,674 196,670	$264,333 220,000 106,500	$23,030 6,384 -0-	(7)	$120,819 -0- -0-	8,500 17,250 5,250	-0- -0- -0-	$220,056 4,706 5,169
Daryl L. Zimmer(8) Vice President, General Counsel and Secretary	FY01 FY00 FY99	$221,670 203,352 194,178	$160,125 149,000 96,600	$664 1,143 159		$103,500 -0- -0-	-0- 10,500 6,750	-0- -0- -0-	$5,823 18,345 15,839

(1)
Includes amounts, if any, of salary and bonus deferred pursuant to our 401(k) Plan and Management Deferred Compensation Plan.

(2)
The three years reported upon in the table are the fiscal years ended March 31, 1999 ("FY99"), March 31, 2000 ("FY00") and March 31, 2001 ("FY01").

(3)
Amounts shown are based upon the market value of our Common Stock on the date of the grant. As of the end of FY01: Admiral Miller held 26,500 shares of restricted stock having a value of $2,346,575; Mr. Meyers held 15,000 shares of restricted stock having a value of $1,328,250; Mr. Ross held 5,750 shares of restricted stock having a value of $332,062; Mr. Vlahakis held 1,751 shares of restricted stock having a value of $155,051; and Mr. Zimmer held 1,500 shares of restricted stock having a value of $132,825. Restricted stock will vest in the event of a "change of control" of the Company. See "Change of Control Arrangements" later in this Proxy Statement. A holder of restricted stock is entitled to receive any dividends paid on our Common Stock. We have not, to date, paid any dividends. Shares of restricted Common Stock are included in the director and executive officer stock ownership table earlier in this Proxy Statement as being owned directly by the executive officer.

(4)
The share numbers for FY00 and FY99 have been adjusted to reflect the Company's stock split on November 27, 2000.

(5)
Admiral Miller's amount represents the value of 4,011 shares of our Common Stock issued in payment of FY98 - FY00 performance share awards, based upon the market price of our Common Stock ($44.50) on May 15, 2000, the date the payment was approved. Mr. Meyers' amount represents the value of 3,063 shares of our Common Stock issued in payment of an FY98 performance share award, based upon the market price of our Common Stock ($44.50) on May 15, 2000, the date the payment was approved. Mr. Ross' amount represents the value of 2,295 shares of our Common Stock issued in payment of an FY98 performance share award, based upon the market price of our Common Stock ($44.50) on May 15, 2000, the date the payment was approved. The share amounts and market price have been adjusted to reflect the Company's stock split on November 27, 2000.

(6)
Includes for FY01: (a) matching contributions we made to the accounts of participants in one of our defined contribution 401(k) plans as follows: Admiral Miller, $5,100; Mr. Meyers, $5,400; Mr. Ross, $5,475; Mr. Vlahakis, $5,280; and Mr. Zimmer, $5,250; (b) the following dollar value to the individual of insurance premiums we paid for term life insurance in the amounts indicated in parenthesis: Admiral Miller, $-0-($-0-); Mr. Meyers, $280 ($500,000); Mr. Ross, $780 ($300,000); Mr. Vlahakis, $276 ($300,000); and Mr. Zimmer, $573 ($300,000); and (c) amounts accrued for Mr. Ross and Mr. Vlahakis, who participated in the Cash Value Added (CVA) incentive program in lieu of receiving performance share grants in FY01, equal to $453,600 and $214,500, respectively, based on FY01 CVA results. The amounts accrued for CVA performance will be paid out in future annual installments. We have no agreement with the executive officers named in (b) above that they will receive or be allocated an interest in any cash surrender value under their life insurance policies.

(7)
Amounts include tax gross-up on financial counseling fees, plus the value of using a discounted stock price (85%) in the Company's Management Deferred Compensation Plan. The value of the discount for each executive officer is as follows: Admiral Miller, $70,588; Mr. Meyers, $26,647; Mr. Ross, $24,265; and Mr. Vlahakis, $19,412.

(8)
Daryl L. Zimmer retired from the Company on March 31, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table summarizes for each of the Named Executive Officers information regarding stock option grants they received during fiscal year 2001.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Share)	Expiration Date	0% ($)	5% ($)	10% ($)
Paul David Miller	40,000	20.21%	$61.625	01-23-11	-0-	$1,550,200	$3,928,600
Scott S. Meyers	20,000	10.11%	$61.625	01-23-11	-0-	$775,100	$1,964,300
Paul A. Ross	10,000	5.05%	$61.625	01-23-11	-0-	$387,550	$982,150
Nicholas G. Vlahakis	8,500	4.30%	$61.625	01-23-11	-0-	$329,418	$834,828
Daryl L. Zimmer	-0-	-0-	-0-	N/A	-0-	-0-	-0-

(1)
Each option (a) is a non-qualified stock option for tax purposes; (b) has an exercise price equal to our Common Stock's fair market value on the grant date, which is ten years prior to the expiration date in the above table; (c) may be exercised by the delivery of cash and/or shares of our Common Stock; (d) becomes exercisable to the extent of one-third of the grant on each of the first three anniversaries of the grant date and remains exercisable thereafter until the expiration date or earlier expiration upon or following termination of employment; (e) may be exercised following termination of employment to the extent exercisable upon termination as follows: (i) for three years following death prior to termination, (ii) for 180 days following death after termination, (iii) for three years after termination due to layoff, retirement or disability and (iv) for 90 days after termination for any other reason other than for cause; and (f) may become exercisable in the event of a "change of control" (see the section entitled "Executive Compensation Plan Provisions" and "Definitions" under the heading "Change of Control Arrangements" later in this Proxy Statement).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

    The following table summarizes for each of the Named Executive Officers the number of shares, if any, they acquired during fiscal year 2001 upon the exercise of stock options, the value realized upon the exercise, and the number of, and the value of, the exercisable and unexercisable "in-the-money" stock options each of them held at the end of fiscal year 2001.

			Number of Securities Underlying Unexercised Options At FY01 Year-End (#)		Value of Unexercised In-the-Money Options at FY01 Year-End ($)(2)
	Shares Acquired on Exercise (#)	Value Realized ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul David Miller	-0-	-0-	206,250	177,250	$7,656,000	$6,579,520
Scott S. Meyers	-0-	-0-	66,250	72,250	$2,742,750	$2,991,150
Paul A. Ross	8,500	$253,688	18,500	26,000	$763,865	$1,073,540
Nicholas G. Vlahakis	-0-	-0-	23,596	21,750	$1,037,516	$956,348
Daryl L. Zimmer(3)	-0-	-0-	41,250	-0-	$2,204,400	-0-

(1)
This value represents the difference between the aggregate market value, on the date of exercise, of the shares acquired and the aggregate option price of the shares.

(2)
The values shown in these columns represent the aggregate amount, if any, by which the market value of our Common Stock on March 30, 2001 ($88.55) exceeds the exercise price of each of the unexercised stock options held by the named individuals, multiplied by the number of shares issuable upon the exercise of each stock option. This value has not been, and may never be, realized. The actual value, if any, realized by the named individual upon the sale of the shares issued upon the exercise of the stock option will depend upon the price at which the shares are sold.

(3)
Mr. Zimmer's unexercisable options became exercisable on March 31, 2001, his date of retirement, as part of an agreement to provide services to the Company after retirement.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

    The following table summarizes for each of the Named Executive Officers information regarding long-term incentive plan awards, if any, they received during fiscal year 2001.

			Estimated Future Payouts under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights(1)	Performance or Other Period Until Maturation or Payout	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Paul David Miller	10,000	04/01/00-03/31/03	2,500	5,000	10,000
Scott S. Meyers	6,000	04/01/00-03/31/03	1,500	3,000	6,000
Paul A. Ross(3)	-0-	N/A	—	—	—
Nicholas G. Vlahakis(3)	-0-	N/A	—	—	—
Daryl L. Zimmer	2,000	04/01/00-03/31/03	500	1,000	2,000

(1)
The numbers in this column represent the number of performance shares awarded to the named individuals during fiscal year 2001. Performance shares are Common Stock denominated units that are paid in shares of our Common Stock and/or cash at the discretion of the Personnel and Compensation Committee. These payments are made at the end of the applicable performance period if, and to the extent that, predetermined performance objectives are achieved. The performance objectives for the above awards are the achievement of target earnings per share on our Common Stock. No portion of the award is payable for less than threshold performance. A pro-rata portion of the award is payable in the event of a "change of control" during the performance period (see the sections entitled "Executive Compensation Plan Provisions" and "Definitions" under the heading "Change of Control Arrangements" later in this Proxy Statement). Awards are prorated upon death or qualifying termination of employment.

(2)
The threshold percentage is 25% of the award, the target percentage is 50% of the award, and the maximum percentage is 100% of the award.

(3)
Mr. Ross and Mr. Vlahakis participated in the CVA incentive program for fiscal year 2001.

RETIREMENT PLANS

    All executive officers participate in the Alliant Pension and Retirement Plan. Their benefits are calculated differently, depending upon whether they ever participated in a predecessor plan. The benefits of Scott S. Meyers and Daryl L. Zimmer will be calculated using the formula that applied to participants in the Alliant Retirement Plan. The benefits of Paul David Miller, Paul A. Ross, and Nicholas G. Vlahakis will be calculated using the formula that applied to participants in the predecessor Aerospace Pension Plan.

Alliant Retirement Plan

    Prior to April 1, 1992, a participant's accrued benefit under the Retirement Plan was based upon a final average earnings formula identical to that provided under the Honeywell Retirement Benefit Plan in effect at the time of the spin-off of our initial business operations by Honeywell Inc. in September 1990. Effective April 1, 1992, the Retirement Plan was amended to provide benefits based upon a cash balance account established for each participant. Participants in the Retirement Plan as of March 31, 1992 had an initial balance in their account as of April 1, 1992 equal to the present value of the benefits earned under the final average earnings formula as of that date. Newly hired employees start with an account balance of zero.

    Each participant's cash balance account is credited monthly with a percentage of recognized compensation, which is generally their compensation subject to federal income tax withholding. The amount of the percentage increases with length of credited service from 3.5% for newly hired employees to 8.5% for employees with at least 25 years of service. Accounts are credited with an additional percentage on the amount by which recognized compensation exceeds the Social Security wage base. The amount of this additional percentage increases with length of credited service from 3.5% for newly hired employees to 5.5% for employees with at least 10 years of service. Account balances are credited monthly with interest equal to the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. A participant's account balance vests after five years of credited service. At retirement, which may occur at or after age 55, a participant's vested account balance is payable as a monthly annuity or, if retirement occurs at or after age 62, as an optional lump sum payment.

    Participants whose age plus years of credited service equaled 50 as of March 31, 1992, will, upon retirement, have their benefit calculated under the prior final average earnings formula and the new cash balance formula and will receive the higher accrued benefit. The prior final average earnings formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest consecutive 60 of the last consecutive 120 months of credited service, and the participant's primary Social Security benefit. Participants may retire on or after age 55. Benefits are reduced on an approximately proportionate basis for credited service of less than 30 years. Participants whose age plus years of credited service equal 85 or more may retire on or after age 60 with no reduction in their age 65 benefit, and with a 3/10% reduction in such benefit for each month that retirement precedes age 60.

Aerospace Pension Plan

    The Aerospace Pension Plan covered employees who joined us in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated, and contains provisions identical to those of the Hercules plan that covered them prior to the acquisition. Retirement benefits under the Aerospace Pension Plan are determined under a final average earnings formula. The formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest consecutive 60 of the last consecutive 120 months of credited service, and the participant's primary Social Security benefit. Participants may elect to receive up to 51% of their benefit in a lump sum payment. Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 benefit, and with a reduced benefit on or after age 55. Employees who participated in the predecessor Hercules plan since on or before December 31, 1984, may retire with a reduced benefit on or after age 50. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years.

Supplemental Executive Retirement Plan

    Retirement benefits payable from qualified defined benefit plans are limited by the Internal Revenue Code. Amounts payable under the Alliant Pension and Retirement Plan in excess of those limitations are paid by us under a nonqualified supplemental executive retirement plan, called a SERP. We have established a grantor trust under which we have set aside funds to satisfy certain of our obligations under the SERP. If the funds in the trust are insufficient to pay amounts payable under the SERP, we will pay the deficiency.

Estimated Retirement Benefits

    The following table shows the estimated retirement benefit payable annually as a single life annuity at age 65 to each of the current Named Executive Officers.

Name	Estimated Annual Retirement Benefit
Paul David Miller	$565,000
Scott S. Meyers	226,222
Paul A. Ross	66,734
Nicholas G. Vlahakis	249,812
Daryl L. Zimmer	149,807

    These estimated retirement benefits assume currently applicable interest rates, and that the individuals remain employed until age 65 at their fiscal year 2001 compensation level, including an annual incentive bonus equal to either their annual incentive bonus for fiscal year 2001, or their average annual incentive bonus for the three fiscal years ended March 31, 2001, whichever is applicable.

CHANGE OF CONTROL ARRANGEMENTS

Income Security Plan

    Our Income Security Plan is intended to secure the continued services, dedication and objectivity of management personnel in the event of a potential change of control, so that they are not hindered or distracted by the resulting personal uncertainties and risks. All executive officers participate in the Income Security Plan. In the event of a Qualifying Termination, the Income Security Plan, as amended, includes provisions that the participant will receive:

  •
  a lump sum in cash within 30 days after the participant's date of termination equal to three years of the participant's most recent total compensation (base salary, annual incentive bonus calculated as the greatest of expected incentive bonus, target bonus, or three years average of actual incentive bonus received, and the economic value of performance shares at target);

  •
  welfare benefits for three years after the participant's date of termination;

  •
  continuation of applicable executive life insurance benefits for three years following the participant's date of termination;

  •
  legal fees and expenses incurred to receive benefits if we do not pay benefits under the plan;

  •
  reimbursement for outplacement expenses; and

  •
  a gross-up payment necessary to cover any excise taxes payable on benefits received.

    If a participant competes with us during the one-year period following the date of termination, we will stop paying them benefits under the plan. Participants in the Income Security Plan must agree that their future stock awards will not be subject to the change of control provisions of our 1990 Equity Incentive Plan. They agree, instead, that upon a Qualifying Termination unvested stock awards will vest and become exercisable until the earlier of their normal expiration or the expiration of three years from the date of termination.

    We estimate, based upon available fiscal year 2001 information that we can quantify, that if a change of control had occurred on the date of this Proxy Statement, and if the employment of any of the current Named Executive Officers had been terminated on the date of the change of control, they would receive total severance payments (based on current salaries, target bonus and target performance shares) in the following amounts: Paul David Miller, $4,830,000; Scott S. Meyers, $2,430,000; Paul A. Ross, $2,220,000; and Nicholas G. Vlahakis, $1,770,000. Mr. Zimmer retired at the end of fiscal year 2001 and would not be eligible to receive a payment.

    Because the Income Security Plan provides for some benefits that we cannot calculate at this time (such as welfare benefits), the amounts actually paid would be larger than the above estimates. These estimates also do not include any additional amounts that would be paid to cover the excise taxes referred to above. These excise tax gross-up payments would likely be significant.

    We have established a grantor trust under which we will set aside funds to satisfy our obligations under the Income Security Plan in the event of a change of control, or earlier at the discretion of your Board of Directors.

Executive Compensation Plan Provisions

    Our Management Compensation Plan, under which annual incentive compensation is paid to executive officers, provides for an accelerated incentive payment in the event of a change of control during a performance period. The payment would be pro-rata, based upon the elapsed portion of the performance period, assuming performance that would result in payment of the target incentive fund.

    Under the terms of our 1990 Equity Incentive Plan, upon a change of control, all stock options, whether or not vested, become exercisable, all shares of restricted stock become fully vested, and a pro-rata portion of performance share awards becomes payable. As noted above, these provisions do not apply to participants in our Income Security Plan.

    Non-vested benefits under our 401(k) plans become fully vested immediately upon a change of control. Non-vested benefits of participants in our Pension and Retirement Plan who have their benefits calculated using the Retirement Plan formula will become fully vested immediately upon a change of control.

Definitions

    For purposes of stock grants under our 1990 Equity Incentive Plan prior to August 4, 1998, and the other executive compensation plans referred to above, "change of control" means, subject to some exceptions: an acquisition by any person of beneficial ownership of 20% (35% in the case of grants under our 1990 Equity Incentive Plan on or after May 25, 1994) or more of either our Common Stock or the combined voting power of our then outstanding voting securities; designated changes of more than 50% in the membership of the Board; or stockholder approval of:

  •
  a merger, reorganization or consolidation which results in the ownership by our stockholders of 50% (60% in the case of grants under our 1990 Equity Incentive Plan before May 25, 1994) or less of both the then outstanding common stock, and the combined voting power of the then outstanding voting securities, of the surviving corporation after the transaction;

  •
  a dissolution or liquidation of the Company; or
  •
  a disposition of all or substantially all of our assets.

    Beneficial ownership excludes any shares acquired directly from us under a written agreement with us.

    For purposes of stock grants under our 1990 Equity Incentive Plan on or after August 4, 1998, and our Income Security Plan, the following terms have the following definitions:

    "change of control" means:

  •
  the acquisition of more than 40% of our outstanding voting securities,
  •
  a reorganization, merger or consolidation, or the sale of our assets, that results in our stockholders owning 60% or less of the shares of the surviving company, or
  •
  any other circumstances that the Board determines to be a change of control.

    "cause" means:

  •
  conviction of a felony, or, in certain circumstances, being charged with a felony; or
  •
  a determination by the Board that a participant has defrauded us or, in certain circumstances, committed a material breach of the participant's duties and responsibilities as one of our officers or employees.

    "Qualifying Termination" means:

  •
  termination of employment within three years after a change of control: by us for any reason other than cause or on account of disability; or by the employee upon (1) any reduction in base salary, incentive bonus, or the employee's level of welfare benefits, (2) change of the employee's work location by 50 or more miles, without the employee's consent, and/or a significant change in job responsibilities; or
  •
  termination of employment within one year of a Change Event if: at the request of a third party to negotiations or an agreement with regard to a subsequent change of control; or otherwise in connection with, or in anticipation of, that change of control.

    "Change Event" means:

  •
  designated acquisitions of more than 15% of our voting securities;
  •
  announcement of a third party's intent to acquire us through a tender offer, exchange offer or other unsolicited proposal; or
  •
  designated changes in the majority of the Board.

OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS

Employment Agreement

    On March 30, 2001, the Company entered into an amended and restated employment agreement with Paul David Miller which replaced the existing agreement dated January 1, 1999. Under the new agreement, the term of Mr. Miller's employment extends until March 31, 2003. The employment arrangement with Mr. Miller provides for an annual base salary of $700,000 and an annual incentive bonus of (a) $560,000 if the Company achieves performance goals determined by the Board of Directors or (b) $1,120,000 if the Company achieves a level of performance defined by the Board of Directors to be "outstanding." In addition, the agreement provides for (i) participation in certain long-term incentive programs; (ii) the granting of shares of Common Stock payable at a future date if performance goals are achieved; (iii) participation in employee benefit plans, including long-term life insurance of $1,500,000; (iv) reimbursement for certain expenditures up to $20,000 per year under the Company's flexible perquisite program; (v) financial counseling reimbursement up to $10,000 per year; and (vi) certain relocation expenses.

    In the event (a) Mr. Miller's employment terminates on March 31, 2003 in accordance with the terms of the agreement, (b) the Company terminates Mr. Miller's employment without cause during the term of the agreement, (c) Mr. Miller terminates his employment for good reason, or (d) Mr. Miller's employment terminates as a result of death or disability, Mr. Miller, or his representative, will receive monthly retirement benefits under a non-qualified supplemental employees retirement plan equal to the excess, if any, of 65% of his final average earnings determined by calculating the highest 36 months of base salary and annual cash incentive awards received during the preceding 60 months over the sum of (i) the monthly amount payable under the Aerospace Retirement Plan or other qualified retirement plan and (ii) the monthly amount payable under Mr. Miller's U.S. military retirement or pension plans. If the Company terminates Mr. Miller's employment for cause during the term of the agreement, or Mr. Miller terminates his employment for other than good reason prior to April 1, 2002, the monthly retirement benefits described above are forfeited. If Mr. Miller terminates his employment for other than good reason after March 31, 2002 and prior to the expiration date of the agreement, he will receive the monthly retirement benefits described above. In the event of a "Qualifying Termination" or Mr. Miller's employment is terminated after a "change of control" of the Company, both as defined above in the section entitled "Definitions" under the heading "Change of Control Arrangements", Mr. Miller will receive benefits in accordance with the provisions of the Company's Income Security Plan.

Management Deferred Compensation Plan

    Our Management Deferred Compensation Plan permits participating executive officers to defer receipt of up to 70% of their base salaries and up to 100% of their annual incentive compensation. Deferred amounts accrue returns based upon investment options, one of which is our Common Stock units, selected by the participant. Deferred amounts are always paid in cash, based upon the market value of our Common Stock in the case of the investment election. Payments are generally made following termination of employment, but the plan permits on-demand distributions, which are subject to a 10% penalty, and provides for pre-selected in-service distributions, financial hardship distributions and distributions in the event of total disability.

    Currently, four of the Named Executive Officers participate in this plan. The number of phantom Common Stock units credited to each of their deferral accounts as of March 31, 2001 was as follows: Admiral Miller, 10,536; Mr. Meyers, 3,978; Mr. Ross, 3,623; and Mr. Vlahakis, 2,898.

Other Agreements

    The initial stock option and restricted stock awards under our 1990 Equity Incentive Plan required the employee who received the award to agree to enter into an Employment Restrictions Agreement. This agreement obligates the employee not to divulge confidential and proprietary business information to third parties and not to work for a competitor or solicit other employees to leave our employ for a period of two years following the employee's termination of employment.

    We currently have indemnification agreements with our executive officers providing indemnification relating to their service as officers. This indemnification is identical to that described earlier in this Proxy Statement in the section entitled "Indemnification Agreements" under the heading "Compensation of Directors."

STOCKHOLDER RETURN PERFORMANCE GRAPH

    The following graph compares, for the five fiscal years ended March 31, 2001, the cumulative total return for our Common Stock with the comparable cumulative total return of two indexes:

  •
  the Standard & Poor's Composite 500 Stock Index, a broad equity market index; and

  •
  the Dow Jones Aerospace & Defense Stock Index, a published industry index.

    The graph assumes that on April 1, 1996, $100 was invested in our Common Stock (at the closing price on the previous trading day) and in each of the indexes. The comparison assumes that all dividends, if any, were reinvested. The graph indicates the dollar value of each hypothetical $100 investment as of March 31 in each of the years 1997, 1998, 1999, 2000, and 2001.

Comparison of Five-Year Cumulative Total Return

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK

DESCRIPTION OF THE PROPOSED AMENDMENT

    At present, the Company's Restated Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Common Stock of the par value of $.01 each and 5,000,000 shares of Preferred Stock of the par value of $1.00 each. As of March 31, 2001, 14,070,569 shares of Common Stock were issued and outstanding, and the remaining 5,929,431 shares of Common Stock were either authorized but unissued shares or shares held by the Company as treasury stock. Of these unissued shares and treasury stock, approximately 3,369,876 shares were reserved for issuance under the Company's stock incentive and other stock plans. Accordingly, at March 31, 2001, there were approximately 2,559,555 shares of Common Stock available for general corporate purposes. No shares of Preferred Stock have been issued.

    On May 8, 2001, the Board of Directors of the Company determined that it would be in the best interests of the Company and its stockholders to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 60,000,000 shares. The Board of Directors recommends that the stockholders of the Company approve an amendment to Article Fourth of the Company's Restated Certificate of Incorporation to approve the increase in the authorized shares of Common Stock.

    The full text of the proposed amendment is as follows:

    FURTHER RESOLVED, that Article Fourth of the Restated Certificate of Incorporation of the Company be amended to increase the number of shares of Common Stock of the Company from Twenty million (20,000,000) shares to Sixty million (60,000,000) shares, so that the first paragraph of Article Fourth, as amended, will read as follows:

    "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty-five million (65,000,000), of which Five million (5,000,000) shares of the par value of $1.00 each is to be Preferred Stock and Sixty million (60,000,000) shares of the par value of $.01 each is to be Common Stock. Each share of Common Stock shall be entitled to one vote per share at annual and special meetings of stockholders."

PURPOSES AND EFFECTS OF INCREASING THE AUTHORIZED COMMON STOCK

    The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with greater flexibility to issue Common Stock for a variety of corporate purposes, without the delay and expense associated with convening a special stockholders' meeting or soliciting stockholders' consents. These purposes may include effecting future stock splits in the form of stock dividends, raising equity capital, acquiring businesses and assets, adopting additional stock plans or reserving additional shares for issuance under existing plans and under stock plans of acquired companies. In addition to the shares currently reserved for issuance under the Company's stock incentive and other stock plans, as indicated above, the Company would reserve an additional 650,000 shares of Common Stock under the Company's Amended and Restated 1990 Equity Incentive Plan and an additional 30,000 shares under the Non-Employee Director Restricted Stock Plan if the proposed amendments submitted to the stockholders in Proposal 3 and Proposal 4 herein are approved. The Company is currently evaluating making a primary underwritten public offering of its existing authorized shares in an amount up to 10% of the Company's outstanding shares. However, such public offering is contingent upon a number of factors, including stock market conditions and the Company's and the managing underwriter's determination as to the appropriate time, if any, for such offering. There can be no assurance that such offering will be consummated or, if consummated, the timing of such offering. Moreover, the number of shares to be offered by the Company in the public offering has not been fixed. The public offering of the shares will be made only by means of a prospectus complying with the requirements of the Securities Act of 1933. This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares. The proposed offering, if consummated, would result in immediate dilution of the equity ownership of existing stockholders of the Company. Other than the foregoing, the Board has not authorized the issuance of any additional shares of Common Stock, and there are no current agreements or commitments for the issuance of a material number of additional shares.

    Stockholders' current ownership of Common Stock will not give them automatic rights to purchase any of the additional authorized shares. If the proposed amendment to the Restated Certificate of Incorporation is adopted, the additional authorized shares of Common Stock will be available for issuance from time to time at the discretion of the Board of Directors without further action by the stockholders, except where stockholder approval is required by stock exchange requirements or to obtain favorable tax treatment for certain employee benefit plans. The additional authorized shares would be part of the existing class of the Company's Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares of Common Stock would not (and the shares of Common Stock currently outstanding do not) entitle holders thereof to cumulative voting rights.

    Any future issuance of additional authorized shares of Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.

    Although an increase in the number of authorized shares of Common Stock could, under certain circumstances, be construed as delaying or preventing a change of control of the Company (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Company is not proposing this amendment to the Restated Certificate of Incorporation in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management.

    Article Tenth of the Company's Restated Certificate of Incorporation requires an affirmative vote of not less than a majority of the votes entitled to be cast by holders of all outstanding shares of voting stock, voting together as a single class, excluding voting stock beneficially owned by any interested stockholder for certain business combinations and, therefore, is intended by the Company to have an anti-takeover effect. The Company is not aware of any efforts to accumulate the Company's securities or to obtain control of the Company.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote as of the record date is required for approval of the amendment to the Company's Restated Certificate of Incorporation.

    Your Board of Directors recommends a vote FOR the approval of the amendment as being in the best interests of the Company and its stockholders.

PROPOSAL 3

APPROVAL OF AMENDMENT TO
ALLIANT TECHSYSTEMS INC. AMENDED AND RESTATED 1990 EQUITY INCENTIVE PLAN

PROPOSED AMENDMENT

    On May 8, 2001, the Board of Directors approved an amendment to the Amended and Restated 1990 Equity Incentive Plan to authorize an additional 650,000 shares of our Common Stock for issuance under the Plan, subject to stockholder approval at the 2001 Annual Meeting of Stockholders. If the stockholders approve the amendment at the Annual Meeting on August 7, 2001, the amendment will become effective on that date.

BACKGROUND AND PURPOSE OF AMENDMENT

    The Amended and Restated 1990 Equity Incentive Plan was approved by the stockholders on August 4, 1998. The Equity Incentive Plan provides for the grant of stock-based awards to officers, directors and key employees of ATK and its subsidiaries as determined by the committee of the Board administering the Plan (the "Committee").

    The Board of Directors adopted the proposed amendment increasing the number of shares authorized under the Equity Incentive Plan in consideration of the small number of shares remaining available for awards to officers and key employees under the Plan. As of March 31, 2001, 1,280,040 shares were subject to awards or reserved for issuance in connection with outstanding awards under the Plan, and only 56,514 shares remained available for issuance in connection with future awards. The numbers of shares have been adjusted to reflect the stock split that occurred on November 27, 2000.

    The Board of Directors believes that the continuation of stock-based compensation programs is essential to ATK in attracting and retaining key employees, officers and directors and motivating such persons to enhance the growth of ATK and its subsidiaries. Our 2000 Stock Incentive Plan provides equity incentives for our employees, but officers and directors of ATK are not eligible to participate in that plan. As of March 31, 2001, 268,287 shares were subject to awards or reserved for issuance in connection with outstanding awards under that plan and 71,713 shares remained available for future awards. Approximately 300 employees hold outstanding awards under the 2000 Stock Incentive Plan. Shares authorized under the 2000 Stock Incentive Plan are not subject to stockholder approval. Non-employee directors of ATK have not received awards under the Equity Incentive Plan, but receive awards of restricted stock under the Non-Employee Director Restricted Stock Plan. See the discussion below in "Proposal 4—Approval of Amendment to Alliant Techsystems Inc. Non-Employee Director Restricted Stock Plan."

SUMMARY OF THE EQUITY INCENTIVE PLAN

Purpose

    The primary purpose of the Equity Incentive Plan is to provide a means by which key employees of ATK and its subsidiaries can acquire and maintain stock ownership in ATK, thereby strengthening their commitment to ATK's success and their desire to remain employed by ATK or one of its subsidiaries. The Plan is also designed to assist ATK in attracting and retaining key employees and directors by providing them with additional incentive and reward opportunities that will encourage growth of ATK and its subsidiaries.

Eligibility

    All employees and directors of ATK and its subsidiaries are eligible to be granted awards under the Equity Incentive Plan. ATK currently has approximately 9,800 employees and directors. The Committee determines which employees and directors receive awards under the Plan. Approximately 320 employees hold outstanding awards under the Plan.

    Currently, officers of ATK receive awards under the Equity Incentive Plan and employees who are not officers receive awards under the 2000 Stock Incentive Plan. Since the adoption of the 2000 Stock Incentive Plan on March 20, 2000, 14 officers of ATK have received awards under the Equity Incentive Plan. Non-employee directors receive awards under the Non-Employee Director Restricted Stock Plan.

Underlying Securities and Shares Authorized for Issuance

    The securities underlying awards are shares of our Common Stock. As of June 11, 2001, the Common Stock had a fair market value of $98.50 per share, which was the closing sale price reported on the New York Stock Exchange. If the amendment is approved, an aggregate of 3,014,419 shares will be reserved for issuance under the Equity Incentive Plan. Under the Plan, no more than 375,000 shares may be issued in connection with awards of stock appreciation rights (described below) and no more than 375,000 shares may be issued in connection with awards of performance shares (described below).

    No participant may be granted an award or awards relating to more than 250,000 shares in the aggregate in any calendar year.

    The aggregate number of shares of our Common Stock available for issuance under the Equity Incentive Plan, the number of shares covered by outstanding awards, the exercise prices of outstanding options and the fair market values used to determine stock appreciation rights and performance unit benefits shall be adjusted by the Committee to reflect any stock dividend, stock split, share combination, recapitalization, merger, consolidation, spin-off, reorganization or similar event of or by ATK. Shares of our Common Stock subject to awards under the Equity Incentive Plan that are not used because the terms and conditions of the awards are not satisfied or because the awards terminated or were cancelled or forfeited may again be used for other awards under the Plan.

Administration

    The Equity Incentive Plan is administered by a committee of not less than three non-employee directors. Currently, the Board's Personnel and Compensation Committee administers the Plan. Subject to the Plan's provisions, the Committee has broad discretion to determine the recipients of awards and the timing, form, amount and other terms of each award and the related agreement. The Committee has the authority to interpret the Plan and the award agreements, to establish or change any rules involving Plan administration and, with the consent of a participant, to modify any agreement, subject to the limitations of the Plan. The Committee may cancel an existing award and substitute a new one for participants who are not officers or directors of ATK, but in no event may the Committee reprice outstanding stock options. The Committee may delegate its responsibilities under the Plan to another committee of one or more directors, who may or may not be officers or employees of ATK or any of its subsidiaries, with respect to awards to persons who are not subject to Section 16 of the Securities Exchange Act of 1934.

Types of Awards

    Options.  Stock options allow participants to purchase our Common Stock at an exercise price not less than the fair market value of a share of our Common Stock on the date the option is granted, as determined by the Committee. The Committee determines the term of each option granted under the Plan and the time or times when it may be exercised. The Committee may also accelerate the exercisability of any option. Both nonqualified stock options and incentive stock options may be granted under the Plan.

    Reload Options.  Subject to certain limitations, the Committee may provide for automatic grants of additional options to purchase shares of our Common Stock equal to the number of shares that a participant uses to pay the exercise price of a previously granted option and to satisfy a tax withholding liability in connection with an option exercise. Reload options are granted upon the exercise of the previously granted option and have an exercise price equal to the fair market value of a share of our Common Stock on the date the reload option is granted.

    Restricted Stock.  Shares of our Common Stock may be awarded subject to such restrictions as determined by the Committee. Restricted stock is subject to forfeiture if conditions established by the Committee are not satisfied and is nontransferable until the restrictions imposed by such conditions lapse. Before the grant, the Committee determines the purchase price, if any, of the shares of restricted stock. If a participant's shares are forfeited, the participant is required to sell the shares back to us at the lesser of the purchase price, if any, paid by the participant or the fair market value of the shares on the date of the forfeiture. The Committee may accelerate the time at which the restrictions lapse or, with the consent of the participant, modify the restrictions.

    Stock Appreciation Rights.  Stock appreciation rights provide the participant, upon exercise, a benefit equal to the difference between the fair market value of one share of our Common Stock on the date of exercise and (i) in the case of a stock appreciation right identified with a share of our Common Stock subject to an option, the option exercise price of the option or such higher price specified in the grant or (ii) in the case of any other stock appreciation right, the fair market value of a share of our Common Stock on the grant date. Stock appreciation rights may be granted alone or with options or shares of restricted stock. Stock appreciation rights become exercisable not earlier than the first anniversary of the date of grant. The Committee may accelerate the exercisability of any stock appreciation right. Stock appreciation rights are settled and payable in cash unless the Committee determines that they are payable wholly or partly in shares of our Common Stock.

    Performance Shares and Performance Units.  Performance shares and performance units provide a benefit if performance goals determined by the Committee are achieved during the measuring period, which may not be less than one year nor more than seven years. The Committee, before the grant of a performance share or performance unit, determines the performance goals and measuring period and assigns a performance percentage (which in the case of performance units can exceed 100%) to each level of attainment of the performance goals during the measuring period. The Committee may modify performance goals at any time.

    Performance share benefits are paid to the participant after the end of the applicable measuring period. The benefit for each performance share equals one share of our Common Stock multiplied by the "performance percentage" attained during the measuring period for the performance share. Performance share benefits are payable in shares of our Common Stock unless the Committee determines that cash be paid in lieu of some or all of such shares.

    Performance units become exercisable commencing on the later of the first anniversary of the date the performance unit was granted or the first day after the end of the applicable measuring period. The benefit for each performance unit exercised equals the fair market value of a share of our Common Stock on the date of grant of the performance unit multiplied by the "performance percentage" attained during the measuring period for the performance unit. Performance unit benefits are payable in cash unless the Committee determines that a benefit be paid wholly or partly in shares of Common Stock. Performance units may be granted alone or identified with shares of Common Stock subject to an option or shares of restricted stock held by the participant.

Duration, Termination and Amendment of Equity Incentive Plan

    The Plan will continue until it is terminated by our Board of Directors. Termination of the Plan will not affect any award then outstanding under the Plan. The Board may amend the Plan from time to time, provided that stockholder approval is required for any amendment that would:

  •
  except as permitted by the "anti-dilution" provisions, increase (i) the aggregate number of shares authorized for issuance or (ii) the maximum number of stock appreciation rights and performance shares that may be issued.

  •
  increase the limitation on the maximum number of shares that may be covered by awards to any one participant in any calendar year.

  •
  decrease the minimum stock option exercise price below 100% of the fair market value of a share of our Common Stock on the date of grant.

  •
  eliminate the restriction against granting substitute awards to officers and directors of ATK.

In addition, stockholder approval of an amendment is required to the extent required by applicable law or national securities exchange regulations. Any amendment that would adversely affect any rights of a participant will not be effective as to any previously granted award without the participant's consent.

Other Provisions

    Acceleration of Awards or Lapse of Restrictions.  The Equity Incentive Plan or an award agreement may accelerate the vesting of awards or performance periods or provide for the lapse of restrictions on awards under various circumstances, including a change of control of ATK or a participant's death, disability, retirement or other termination of employment.

    Term of Award.  The maximum term of any award is 10 years.

    Transferability.  Awards granted under the Equity Incentive Plan are not transferable other than by will or the laws of descent and distribution. During a participant's lifetime, an award may be exercised only by the participant.

    Tax Withholding.  The Equity Incentive Plan permits ATK to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to the participant.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the principal federal income tax consequences generally applicable to awards under the Equity Incentive Plan.

    The grant of an option or stock appreciation right is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and ATK will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by ATK. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option or stock appreciation right. Generally, there will be no tax consequence to ATK in connection with disposition of shares acquired upon exercise of an option, except that ATK may be entitled to a tax deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods set forth in the Internal Revenue Code have been satisfied.

    With respect to other awards granted under the Equity Incentive Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (i) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (ii) the amount (if any) paid for such shares of Common Stock by the holder of the award, and ATK will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and ATK will be entitled at that time to a tax deduction for the same amount.

    Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received pursuant to the exercise of a stock option or stock appreciation right may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of ATK's tax deduction, are determined as of the end of such period.

NEW PLAN BENEFITS

Future Benefits

    The numbers and types of awards that will be granted in the future under the Equity Incentive Plan are not determinable, as the Committee will make such determinations in its sole discretion. No awards have been made contingent upon approval by the stockholders of the proposed amendment to the Equity Incentive Plan.

Fiscal Year 2001 Awards

    Option grants and long-term incentive awards to the executive officers named in the Summary Compensation Table during fiscal year 2001 are set forth in the tables labeled, respectively, "Option Grants In Last Fiscal Year" and "Long-Term Incentive Plans—Awards In Last Fiscal Year" under the heading "Executive Compensation" above.

    Set forth in the following table is information regarding awards under the Equity Incentive Plan during fiscal year 2001 to certain other groups.

Group	Number of Stock Options	Number of Performance Shares	Number of Shares of Restricted Stock
All current executive officers	110,750	51,000	48,004
All current non-employee directors	-0-	-0-	-0-
All employees who are not executive officers	-0-	3,000	300

    Your Board of Directors recommends a vote FOR approval of the amendment to the Amended and Restated Alliant Techsystems Inc. 1990 Equity Incentive Plan.

PROPOSAL 4

APPROVAL OF AMENDMENT TO
ALLIANT TECHSYSTEMS INC. NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK PLAN

PROPOSED AMENDMENT

    In June 2001, the Board of Directors approved an amendment to the Alliant Techsystems Inc. Non-Employee Director Restricted Stock Plan (the "Restricted Stock Plan") to authorize an additional 30,000 shares of our Common Stock for issuance under the Restricted Stock Plan, subject to stockholder approval at the 2001 Annual Meeting of Stockholders. If the stockholders approve the amendment at the Annual Meeting on August 7, 2001, the amendment will become effective on that date.

BACKGROUND AND PURPOSE OF THE AMENDMENT

    The Restricted Stock Plan was approved by the stockholders on August 6, 1996. The Restricted Stock Plan provides for the grant of restricted stock awards to non-employee directors of ATK.

    The Board of Directors adopted the proposed amendment increasing the number of shares authorized under the Restricted Stock Plan in consideration of the small number of shares remaining available for awards to non-employee directors under the Restricted Stock Plan. As of May 31, 2001, 28,800 shares had been issued or were subject to outstanding awards under the Restricted Stock Plan, and only 1,800 shares remained available for issuance in connection with future awards.

    The Board of Directors believes that the continuation of restricted stock grants is essential to ATK in attracting and retaining outside directors.

SUMMARY OF THE RESTRICTED STOCK PLAN

    The purpose of the Restricted Stock Plan is to enable ATK to permit non-employee directors to increase their stock ownership and proprietary interest in ATK and their identification with the interests of ATK's stockholders, to provide a means of compensating non-employee directors that will help attract qualified candidates to serve as non-employee directors and to induce incumbent non-employee directors to continue to serve if the Board desires that they remain on the Board.

    All non-employee directors of ATK are eligible to be granted awards under the Restricted Stock Plan. ATK currently has nine non-employee directors. As of the date of each Annual Meeting of Stockholders, commencing with the 1996 Annual Meeting, each non-employee director elected or reelected to the Board at such Annual Meeting is awarded 600 shares of restricted stock. A non-employee director who is elected to the Board on a date other than the date of an Annual Meeting is also awarded 600 shares of restricted stock as of the date of election. All non-employee directors hold outstanding awards under the Restricted Stock Plan.

    The securities underlying awards are shares of our Common Stock. As of June 11, 2001, the Common Stock had a fair market value of $98.50 per share, which was the closing sale price reported on the New York Stock Exchange. If the amendment is approved, an aggregate of 31,800 shares will be available for issuance in connection with future awards under the Restricted Stock Plan.

    The aggregate number of shares of our Common Stock available for issuance under the Restricted Stock Plan and the number of shares covered by outstanding awards shall be adjusted by the Committee to reflect any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of ATK, stock split, reverse stock split, stock dividend, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affecting ATK. Shares of our Common Stock subject to awards under the Restricted Stock Plan that are forfeited may again be used for other awards under the Restricted Stock Plan.

    The Restricted Stock Plan is administered by a committee of non-employee directors as designated by the Board. Subject to the Restricted Stock Plan's provisions, the committee has full power, discretion and authority to interpret and administer the Restricted Stock Plan. The committee's interpretations and actions are final, conclusive and binding upon all persons for all purposes, except as otherwise determined by the Board.

    Shares of our Common Stock are awarded subject to the restrictions set forth in the Restricted Stock Plan. Non-employee directors holding such shares are entitled to the right to vote the shares and receive cash dividends and other cash distributions on the shares. Restricted stock is subject to forfeiture if conditions established by the Restricted Stock Plan are not satisfied and is nontransferable until the restrictions imposed by such conditions lapse.

    The Restricted Stock Plan will continue until it is terminated by our Board of Directors. The Board may amend the Restricted Stock Plan, provided that stockholder approval of any amendment shall be required if stockholder approval is required under applicable law or the listing requirements of any national securities exchange on which any of ATK's equity securities are listed.

    No amendment or termination shall adversely affect a non-employee director's rights under outstanding awards of restricted stock without the written consent of the non-employee director.

    Awards granted under the Restricted Stock Plan are not transferable.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the principal federal income tax consequences generally applicable to awards under the Restricted Stock Plan.

    Unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and ATK will be entitled at that time to a tax deduction for the same amount.

NEW PLAN BENEFITS

    The Restricted Stock Plan currently provides that as of the date of each Annual Meeting of Stockholders, each non-employee director elected or reelected to the Board at such Annual Meeting is awarded 600 shares of restricted stock. A non-employee director who is elected to the Board on a date other than the date of an Annual Meeting is also awarded 600 shares of restricted stock as of the date of election.

    Your Board of Directors recommends a vote FOR approval of the amendment to the Alliant Techystems Inc. Non-Employee Director Restricted Stock Plan.

AUDIT COMMITTEE REPORT

    Our Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange, and all meet the financial requirements articulated therein. The Audit Committee operates under a written charter adopted by our Board on January 25, 2000, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee recommends and our Board appoints our independent accountants.

    Management is responsible for our Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

    Our independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

    The Audit Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountant's independence.

    Based upon the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2001, filed with the Securities and Exchange Commission.

Audit Committee

Thomas L. Gossage, Chair
Gilbert F. Decker
David E. Jeremiah
Gaynor N. Kelley
Robert W. RisCassi

Audit and Consulting Fees Paid to Principal Auditor

    Deloitte & Touche LLP acts as the principal auditor for ATK and also provides certain consulting services.

Audit Fees

    Audit fees billed or expected to be billed to ATK by Deloitte & Touche LLP for the audit of ATK's financial statements for the fiscal year ended March 31, 2001 and for reviews of ATK's financial statements included in ATK's quarterly reports on Form 10-Q for the last fiscal year totaled $355,000.

Financial Information Systems Design and Implementation Fees

    Fees billed or expected to be billed to ATK by Deloitte & Touche LLP for services provided during the last fiscal year for the design and implementation of financial information systems totaled $11,705.

All Other Fees

    Fees billed or expected to be billed by Deloitte & Touche LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $362,938.

PROPOSAL 5

RATIFICATION OF
SELECTION OF INDEPENDENT ACCOUNTANTS

    Your Board of Directors has selected Deloitte & Touche LLP as independent accountants to audit our consolidated books and accounts for the fiscal year ending March 31, 2002. This selection, which was made upon the recommendation of the Board's Audit Committee, is subject to ratification by the stockholders. Deloitte & Touche LLP were the independent accountants for the portion of our business that was owned by Honeywell Inc. prior to the spin-off, and have been our independent accountants since the spin-off. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

    Your Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as independent accountants.

PROPOSAL 6

STOCKHOLDER PROPOSAL

    Ten stockholders, who claim to be the beneficial owners of a total of 803 shares of our Common Stock, have each submitted the following proposal for consideration by the stockholders at the Annual Meeting. The names and addresses of the proponents and the number of shares of Common Stock claimed to be owned by each of them are set forth on Appendix B to this Proxy Statement.

PROPOSAL

    WHEREAS the U.S. exports weapons and related military services through foreign military sales (government-to-government), direct commercial sales of weapons (U.S. companies to foreign buyers), leases of equipment, transfers of excess defense articles, and emergency drawdowns of weaponry. In FY 1999 the U.S. delivered more than $16 billion worth of military products and services through government-to-government foreign military sales, and the State Department authorized more than $18 billion in export licenses for direct commercial sales. (FY1999 "655 Report")

    Several recent times that the U.S. sent troops into combat in significant numbers (e.g., Panama and Somalia), they faced adversaries that had previously received U.S. weapons or military technology.

    In FY 2000 Alliant Techsystems (ATK) ranked 29th among Department of Defense contractors with awards of more than $470 million.

    Alliant reported export sales from the U.S. to unaffiliated customers were $110.8 million and $61.8 million for fiscal years 2000 and 1999 respectively. ATK also reported U.S. Government sales, including sales to U.S. Government prime contractors, for FY 2000 were $723,619. During FY 2000, approximately 67 percent of sales were derived from contracts with the U.S. Government or U.S. Government prime contractors. Approximately 43% of FY 2000 net sales were derived from prime contractor activities and approximately 57% from subcontractor activities. Approximately 31% of such sales were derived from business with the U.S. Army, 22% from the U.S. Air Force, 11% from the U.S. Navy, and 36% from other government, commercial or international sources. (form 10-K)

    Among ATK's products are: solid rocket propulsion systems for space launch vehicles and strategic missile systems (including the first, second and third propulsion stages of the Trident II, a submarine-launched intercontinental ballistic missile); composite structures for space launch vehicles, aircraft and weapons systems, small-, medium-, and large-caliber ammunition, tank ammunition, munitions propellants, infrared decoy flares, pyrotechnic devices; anti-tank and electronic warfare systems, electronic support equipment, missile warning systems, warheads and metal parts, smart weapons and sensors; barrier and demolition munitions, infantry weapon systems such as the Objective Individual Combat Weapon

(OICW); the Sense and Destroy Armor (SADARM) munitions, secure electronics, threat warning devices, fuzes and batteries.

    RESOLVED: Shareholders request that the Board of Directors provide a comprehensive report on Alliant Techsystems' foreign sales of weapons-related products and services, including offset agreements. The report, prepared at reasonable cost, and omitting proprietary and classified information, should be available to shareholders six months after the annual meeting.

SUPPORTING STATEMENT

    We believe with the American Red Cross that "the greater the availability of arms, the greater the violations of human rights and international humanitarian law."

    Therefore, it is reasonable that the report include:

  1.
  Processes used to determine and promote foreign sales;

  2.
  Procedures used to negotiate foreign arms sales, both government-to-government and direct commercial sales, and to determine the percentage of sales for each category;

  3.
  Categories of military equipment or components exported for the past three years, with as much statistical information as permissible; contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

BOARD OF DIRECTORS STATEMENT
IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

    Your Board of Directors recommends a vote AGAINST the above stockholder proposal.

    Our business includes the development and production of products under contracts with the U.S. Department of Defense. These products are deemed appropriate and necessary for the defense and national security of the United States by the Department of Defense and the U.S. Congress, which authorizes the funds for the acquisition of these products. Products cannot be sold to allies of the United States without the approval of the U.S. government, which requires that we secure an export license prior to the sale. As a result, sale of these products to nations deemed hostile or belligerent by the U.S. government is not permitted. We support these stringent controls on international sales and comply with them.

    The above stockholder proposal requests that your Board of Directors provide a comprehensive report on our foreign sales of weapons-related products and services. However, it is apparent from the proposal itself—which contains detailed data about our foreign sales and products—that we already provide extensive information in this regard. We believe that it is not in our best interest, or in your best interest as stockholders, to provide additional detail about our processes, negotiating procedures, and marketing efforts that might benefit our competitors.

    Reasonable people may disagree about the advisability of selling specific products to specific foreign countries. However, we believe that our Proxy Statement and Annual Meeting are not proper forums for this debate. Views on this issue are better addressed to the U.S. government, which has determined as a matter of foreign policy that it is in the best interest of the United States to support friendly and allied nations by selling approved military products to those nations.

ADDITIONAL INFORMATION

FUTURE STOCKHOLDER PROPOSALS

    We currently expect to hold our 2002 annual meeting on August 6, 2002. Our By-Laws contain specific requirements that must be complied with by stockholders who wish to present proposals or nominate a candidate for election as a director at an annual meeting of stockholders. We call these requirements "advance notice provisions." Some of these requirements are summarized below. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals

    If you would like to submit a proposal for us to include in the proxy statement for our 2002 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by March 1, 2002. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals

    If you would like to present a proposal at our 2002 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than March 31, 2002, and no later than April 30, 2002. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2002 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.

Stockholder Director Nominations

    If you would like to nominate a person for election as a director at our 2002 annual meeting, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than March 31, 2002, and no later than April 30, 2002.

General Information

    If the presiding officer at the 2002 annual meeting determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our By-Laws, the proposal or nomination will be ruled out of order and not acted upon.

    The above information is only a summary of some of the requirements of the advance notice provisions of our By-Laws. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

    Our directors and executive officers, and any person who owns more than ten percent of our Common Stock, must file reports with the Securities and Exchange Commission indicating the number of shares of our Common Stock (and derivative securities) they beneficially owned when they became directors, executive officers or ten percent stockholders. They must file similar reports indicating any changes in their beneficial ownership of these securities. Copies of these reports must also be provided to us. Based upon our review of these reports and written representations from the persons required to file them, we believe that all required reports were filed during fiscal year 2001.

By Order of the Board of Directors,
Perri A. Hite
Secretary

June 29, 2001

APPENDIX A

Audit Committee of the Board of Directors

Charter

PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (1) The financial information provided by the Corporation to the public; (2) The systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and (3) The audit process. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures, and practices at all levels.

COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with exercise of his or her independent judgment as a member of the Committee.

MEETINGS

    The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

RESPONSIBILITIES AND DUTIES

    In meeting its responsibilities, the Audit Committee is expected to:

Documents/Reports Review

  1.
  Review and update the Charter periodically, at least annually, as conditions dictate.

  2.
  Review the organization's annual and quarterly financial statements as presented to the full Board. In addition, the Committee will review potentially high-risk accounts selected from the annual financial statements.

  3.
  Review the regular internal reports to management prepared by the internal auditing department and management's response.

  4.
  Review the activities, responsibilities and capabilities of the internal audit department.

  5.
  Review recommendations of the independent accountants resulting from the annual audit to be sure that appropriate actions are taken.

  6.
  Review the status of tax returns and tax audits.

  7.
  Review officers' reimbursed expenses and perquisites with regards to their proper reporting and accounting.

  8.
  Review the Company's policies and practices related to the security of assets, information and key personnel to be satisfied that such polices are adequate and are adhered to by the Company.

A–1

Independent Accountants

  9.
  Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and cost. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  10.
  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  11.
  Periodically consult with the independent accountants out of the presence of management about internal controls, accounting policies and procedures, and accuracy of the organization's financial statements.

  12.
  Approve in advance, the planned scope of the examination of the Company's financial statements by the independent accountants.

  13.
  Review management advisory services to be performed by the independent accountants, in advance if $100,000 or greater and retrospectively, on an annual basis, if less than $100,000.

Financial Reporting Processes

  14.
  In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

  15.
  Review and approve major changes in the duties and responsibilities of the Corporate Controller and Director of Internal Audit.

  16.
  Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

  17.
  Review any significant disagreements among management and the independent accountants or the internal auditing department in connection with the performance of their responsibilities.

Ethical and Legal Compliance

  18.
  Review Company's policies and practices related to compliance with the law, Code of Ethical Conduct, and conflicts of interest, to be satisfied that such policies are adequate and adhered to by the Company.

  19.
  Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

  20.
  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

A–2

APPENDIX B

Proponents of Stockholder Resolution

Name and Address of Proponent	Shares
Academy of Our Lady of Lourdes (a/k/a/ Sisters of the Third Order Regular of Saint Francis) 1001 14 St. NW, Suite 100 Assisi Heights Rochester, MN	52
Catholic Foreign Mission Society of America, Inc. (a/k/a/ Maryknoll Fathers and Brothers) P.O. Box 305 Maryknoll, NY	75
Franciscan Sisters of Little Falls, Minnesota 116 Eighth Avenue Southeast Little Falls, MN	42
School Sisters of Notre Dame, St. Louis Province 320 East Ripa Avenue St. Louis, MO	60
School Sisters of Notre Dame, Baltimore Province 6401 North Charles Street Baltimore, MD	150
School Sisters of Notre Dame, Mankato Province 170 Good Counsel Drive Mankato, MN	22
School Sisters of Notre Dame Cooperative Investment Fund 336 East Ripa Ave. St. Louis, MO	52
School Sisters of Notre Dame, Milwaukee Province 13105 Watertown Plank Road Elm Grove, WI	100
Province of St. Joseph of the Capuchin Order 1015 North Ninth Street Milwaukee, WI	150
Margaret P. Gilleo T TEE Margaret P. Gilleo Revocable Living Trust U/A Dtd September 24, 1990 40 Willow Hill St. Louis, MO	100
TOTAL OWNERSHIP	803

B–1

(Cut off along dotted line)

------------------------------------------------------------------------------------------------------------------------------------

ADMISSION TICKET REQUEST

Alliant Techsystems Inc.
Annual Meeting of Stockholders
2:00 p.m., central time, August 7, 2001
600 Second Street N.E.
Hopkins (suburban Minneapolis), Minnesota

If you plan to attend the 2001 Annual Meeting, you may request an admission ticket for yourself and members of your immediate family by:

•  completing and returning this form, or

•  if you are a stockholder of record who votes by telephone or the internet, indicating your intention to attend the meeting when prompted to do so.

Admission tickets will be mailed in response to requests received by July 23, 2001. All other admission tickets may be picked up at the Annual Meeting.

Your Name (Please Print):

Address:

(Street)

(City, State, Zip Code)

Additional admission tickets requested for the following immediate family members:

You may return this form with your proxy card in the envelope provided; but it is recommended (particularly if your shares are held by your broker in "street name") that you mail it directly to:

  Alliant Techsystems Inc.
  MN11-2214
  600 Second Street N.E.
  Hopkins, MN 55343-8384

(Signature of Stockholder)

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Paul David Miller, Scott S. Meyers and Eric S. Rangen as proxy, each with the power to act alone and to appoint a substitute, and authorizes each of them to represent and vote, as specified on the other side of this proxy, all shares of Common Stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Tuesday, August 7, 2001, at the headquarters of the Company at 600 Second Street N.E., Hopkins (suburban Minneapolis), Minnesota, and all adjournments thereof.

    The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1 through 5, and AGAINST Proposal 6. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF THE COMPANY.

(Continued and to be signed on the other side,
which also includes instructions on how to vote by telephone or the internet.)

/*\ Detach here from proxy voting card. /*\

IMPORTANT NOTICE:	ADMISSION TO THE ANNUAL MEETING WILL BE BY TICKET ONLY. IN ORDER TO SECURE AN ADMISSION TICKET, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT OR, IF YOU ARE A STOCKHOLDER OF RECORD WHO VOTES BY TELEPHONE OR THE INTERNET, INDICATE YOUR INTENTION TO ATTEND THE MEETING WHEN PROMPTED TO DO SO.
Corporate Headquarters and Annual Meeting Site:	600 Second Street N.E. Hopkins, MN 55343-8384 (telephone: 952-931-6000; web site: www.ATK.com)
Stockholder Inquiries:
Send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer agent/registrar, Mellon Investor Services LLC, Overpeck Centre, 85 Challenger Road, Ridgefield Park, NJ 07660
(telephone toll free: 1-800-851-9677;
web site: www.melloninvestor.com)
Investor Relations:
Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Mark L. Mele, Vice President - Investor Relations and Strategic Planning, Alliant Techsystems Inc., 600 Second Street N.E., Hopkins, MN 55343-8384
(telephone: 952-931-6367;e-mail: mark_mele@ATK.com)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 5 AND "AGAINST" PROPOSAL 6.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes as indicated in this example	/x/

The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and 5.

		FOR	WITHHELD FOR ALL
1.	Election of Directors	/ /	/ /
Nominees:
01 Frances D. Cook	06 Joseph F. Mazzella
02 Gilbert F. Decker	07 Scott S. Meyers
03 Thomas L. Gossage	08 Paul David Miller
04 Jonathan G. Guss	09 Robert W. RisCassi
05 David E. Jeremiah	10 Michael T. Smith

Withheld for the nominees you list below: (Write that
nominee's name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2-	Approval to Increase Authorized Shares	/ /	/ /	/ /
ITEM 3-	Approval of an Amendment to 1990 Equity Incentive Plan	/ /	/ /	/ /
ITEM 4-	Approval of an Amendment to the Non-Employee Director Restricted Stock Plan	/ /	/ /	/ /
ITEM 5-	Appointment of Independent Accountants	/ /	/ /	/ /

The Board of Directors recommends a vote AGAINST Item 6.

		FOR	AGAINST	ABSTAIN
ITEM 6-	Stockholder Proposal- Foreign Military Sales	/ /	/ /	/ /
WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.				/ /
Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/*\ Detach here from proxy voting card. /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to the annual meeting day.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/atk		Telephone 1-800-840-1208		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by internet or by telephone,
you do NOT need to mail back your proxy card.

                          Alliant Techsystems Inc.
                          600 Second Street N.E.
                          Hopkins, MN 55343-8384

Date:  June 29, 2001

Subject:	VOTING INSTRUCTIONS TO THE TRUSTEE OF THE ALLIANT TECHSYSTEMS INC. 401(k) PLANS
To:	Participants in the Plans

    As a participant in one of the above Plans, you are entitled to vote shares of Company Common Stock allocated to your Plan account(s). In order for you to vote these shares at the 2001 Annual Meeting of Stockholders of the Company, you must give your voting instructions to Fidelity Management Trust Company, the Trustee under the Plans.

    Enclosed for your consideration and use in this regard are the following items:

  1.
  The Notice of Annual Meeting of Stockholders and Proxy Statement for the Company's 2001 Annual Meeting.

  2.
  A proxy card (bearing a blue stripe) upon which you may record your confidential voting instructions to the Trustee for your Plan shares of Company Common Stock. If you do not vote your Plan shares by July 27, 2001, your shares will be voted by the Trustee in the same manner and proportion as it votes shares for which it receives voting instructions from other participants in the Plans.

  3.
  A self-addressed, postage-paid envelope for your use in returning the enclosed proxy card to the Company's transfer agent, which is tabulating the voting instructions for the Trustee. (You may also vote by telephone or the internet as explained on the proxy card and in the Proxy Statement.)

  4.
  The Company's Annual Report on Form 10-K.

    NOTE: Your Plan shares cannot be voted at the Annual Meeting. If you wish to vote your Plan shares, you must do so by July 27, 2001. The enclosed proxy card is in addition to any proxy card you may receive for other Company Common Stock you may own.

IMPORTANT REMINDER

YOU WILL BE ADMITTED TO THE MEETING ONLY IF YOU HAVE A TICKET. YOU MAY REQUEST A TICKET BY COMPLETING AND RETURNING THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT. IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU MAY INDICATE YOUR INTENTION TO ATTEND THE MEETING WHEN PROMPTED TO DO SO.

QuickLinks

TABLE OF CONTENTS
IMPORTANT REMINDERS
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
GENERAL INFORMATION
NOMINEES FOR ELECTION AS DIRECTORS
INFORMATION ABOUT THE COMMITTEES OF THE BOARD OF DIRECTORS AND THE MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
COMPENSATION OF DIRECTORS
STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR
RETIREMENT PLANS
CHANGE OF CONTROL ARRANGEMENTS
OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS
STOCKHOLDER RETURN PERFORMANCE GRAPH
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK
DESCRIPTION OF THE PROPOSED AMENDMENT
PURPOSES AND EFFECTS OF INCREASING THE AUTHORIZED COMMON STOCK
PROPOSAL 3 APPROVAL OF AMENDMENT TO ALLIANT TECHSYSTEMS INC. AMENDED AND RESTATED 1990 EQUITY INCENTIVE PLAN
PROPOSED AMENDMENT
BACKGROUND AND PURPOSE OF AMENDMENT
SUMMARY OF THE EQUITY INCENTIVE PLAN
FEDERAL INCOME TAX CONSEQUENCES
NEW PLAN BENEFITS
PROPOSAL 4 APPROVAL OF AMENDMENT TO ALLIANT TECHSYSTEMS INC. NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
PROPOSED AMENDMENT
BACKGROUND AND PURPOSE OF THE AMENDMENT
SUMMARY OF THE RESTRICTED STOCK PLAN
FEDERAL INCOME TAX CONSEQUENCES
NEW PLAN BENEFITS
AUDIT COMMITTEE REPORT
Audit Committee
PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
PROPOSAL 6 STOCKHOLDER PROPOSAL
PROPOSAL
SUPPORTING STATEMENT
BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL
ADDITIONAL INFORMATION
FUTURE STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPENDIX A Audit Committee of the Board of Directors
Charter
APPENDIX B Proponents of Stockholder Resolution